D·R·HORTON®
America's Builder

PURCHASE PRICE ADDENDUM

This **Purchase Price Addendum** (the "**PPA**") is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of **5726 Selah St, SPRINGDALE, AR 72764** as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this PPA. To the extent of any conflicts between the Contract, the terms of this PPA, and any other addenda, the terms of this PPA, as revised by subsequent PPAs, shall control.

A. PPA INFORMATION:

☒ Original PPA

○ Revised PPA

Date of this PPA: 06/20/2024

If revised, enter Change Order No.: 0

Sales Person: Luis Sandoval

Added Buyer (Must generate applicable amendment): Arrived Holdings, Inc

Removed Buyer (Must generate applicable amendment):

B. CONSTRUCTION INFORMATION:

Plan/Elevation/Curbcut: GARFIELD/A7/L -/ 1,952 SQ. FT.

Job #: 373570232

Estimated Completion Date (this date is an estimate only and is **not** binding on Seller and Seller shall have no liability related thereto): TBD by Seller

C. FINANCING, TITLE COMPANY, AND BROKER INFORMATION:

Type of Loan to be obtained by Buyer: Unassigned

Lender: CASH

Lender Address and Phone Number: , ,

Title Company: DHI TITLE

Title Company Address and Phone Number: 7253 W Sunset Ave Ste G, SPRINGDALE, AR 72762,

Real Estate Agent: Jason Green

Real Estate Company: SFR Realty LLC

Real Estate Company Address and Phone Number: 3960 Howard Hughes PKWY STE. 5; , , ,

Broker Tax ID: TBD

Commission/Bonus, as applicable: 3.00% of final sales price / $ 0.00

D. SUMMARY OF PURCHASE PRICE:

Base Price of Property: $330,000.00

Lot Premium (if applicable): $ 0.00

Adjustments (if any) Plan: <$1,500.00>; Lot: $ 0.00

Adjusted Options and Upgrades (must be same as stated in part E): $1,500.00

Purchase Price (Sum of Base Price, Lot Premium, and Adjusted Options & Upgrades, less Adjustments): $330,000.00

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E. SUMMARY OF OPTIONS AND UPGRADES:

Summary of Options and Upgrades:

POS –

Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
R1100005	0	06/20/2024	Steve Franklin	1.0000	$1,500.00	$1,500.00	
Color:			**Location:**				
GUTTER & DOWNSPOUTS							
Note: This option adds Gutter and Downspouts to the home.							
R9800020	0	06/17/2024	Luis Sandoval	1.0000	$ 0.00	$ 0.00	P
Color:			**Location:**				
INTERIOR PACKAGE 1							
SHAKER STYLE CABINETS: COLOR: PURE WHITE KITCHEN COUNTERTOP: MSI 2 CM QUARTZ: COLOR: MANHATTAN GRAY MOHAWK RECHARGED CARPET: COLOR: SILVER DOLLAR SHAW INFINITE VINYL FLOORING: COLOR: PAMPAS WALLS: COLOR: WHITE HERON							
R9800030	0	06/17/2024	Luis Sandoval	1.0000	$ 0.00	$ 0.00	P
Color:			**Location:**				
EXTERIOR BUNDLE LP 6							
BRICK: SCOTTSDALE FASCIA/SOFFIT/GARAGE: AMAZING GRAY FRONT DOOR: GAUNTLET GRAY ROOF: WEATHERED WOOD							
					Total	**$1,500.00**	

(No DEC options found.)

Options and Upgrades Price: $1,500.00

Adjustments on Options and Upgrades (includes applied Design Center Allowance): $ 0.00

Adjusted Options and Upgrades Price (Options and Upgrades Price, less Adjustments on Options and Upgrades; to be carried over to Summary at Part D above): $1,500.00

Additional Money Deposit: $0.00

Additions and/or Deletions (*applicable to Change Orders only*):

Plan/Elevation Changes:	
X30G/A7 - GARFIELD **Orig**	**$330,000.00**
Swing Left **Orig**	

Option Changes:			Qty.	Unit Price	Ext. Price	
R0400020 **Orig**	**HOME IS CONNECTED PACKAGE** **Color:** **Notes:**	**Location:**	**1.0000**	**$ 0.00**	**$ 0.00**	**P**
R0400100 **Orig**	**BRICK SIDES** **Color:** **Notes:**	**Location:**	**1.0000**	**$ 0.00**	**$ 0.00**	**P**
R0400110 **Orig**	**BRICK AT BACK** **Color:** **Notes:**	**Location:**	**1.0000**	**$ 0.00**	**$ 0.00**	**P**
R1100005 **Orig**	**GUTTER & DOWNSPOUTS** Note: This option adds Gutter and Downspouts to the home. **Color:** **Notes:**	**Location:**	**1.0000**	**$1,500.00**	**$1,500.00**	
R1350065 **Orig**	**TANKLESS GAS WATER HEATER** **Color:** **Notes:**	**Location:**	**1.0000**	**$ 0.00**	**$ 0.00**	**P**

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Option Changes:		Qty.	Unit Price	Ext. Price
R1500030 **Orig**	**GARAGE DOOR OPENER - 2 REMOTES** **Color:** **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00 P**
R2502125 **Orig**	**WHIRLPOOL 30" GAS RANGE-S.S. APPLIANCE PACKAGE** **Color:** **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00 P**
R9800020 **Orig**	**INTERIOR PACKAGE 1** SHAKER STYLE CABINETS: COLOR: PURE WHITE KITCHEN COUNTERTOP: MSI 2 CM QUARTZ: COLOR: MANHATTAN GRAY MOHAWK RECHARGED CARPET: COLOR: SILVER DOLLAR SHAW INFINITE VINYL FLOORING: COLOR: PAMPAS WALLS: COLOR: WHITE HERON **Color:** **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00 P**
R9800030 **Orig**	**EXTERIOR BUNDLE LP 6** BRICK: SCOTTSDALE FASCIA/SOFFIT/GARAGE: AMAZING GRAY FRONT DOOR: GAUNTLET GRAY ROOF: WEATHERED WOOD **Color:** **Location:** **Notes:**	**1.0000**	**$ 0.00**	**$ 0.00 P**

Pricing Changes:	
Base Price "Base Price Adjustment" **Orig** **Notes:** Flex cash used for Gutters and downspouts	**<$1,500.00>**

F. CLOSING SERVICES.

Purchaser elects to obtain closing services and title insurance as follows (Choose One):

⊗ Buyer and Seller agree the closing company will be DHI Title, and the place of closing will be 7253 W. SUNSET AVE, STE G, SPRINGDALE, AR 72762. Seller will pay the seller settlement fee and the full premium for the owner title insurance policy issued through DHI Title. Buyer acknowledges DHI Title is an affiliate of Seller and Buyer has elected not to exercise its right to select a different closing agent and title company.

○ Buyer elects to select Buyer's own closing agent and title company, at Buyer's sole expense. Buyer agrees that (a) Seller shall not be required to deliver evidence of title other than the warranty deed and (b) Seller shall not be responsible for closing costs, including buyer settlement fee and owner title insurance premium, or expenses other than as expressly provided in this Contract. Without limiting the foregoing, Seller shall not be required to deliver a title search or mechanics lien waivers, and Seller shall not be responsible for title search fees, title commitment fees, or title insurance premiums.

Additional Seller Contribution to Closing Costs **(if any and EXCLUDING any incentives described in the Builder's Incentive Addendum):** $8,500.00

Initial Design Center Allowance (if any): $ 0.00
Applied Design Center Allowance: $ 0.00
Remaining Design Center Allowance (**unused amount will be forfeited by Buyer at Closing**): $ 0.00

G. ADDITIONAL TERMS:

1. **PPA is Part of Contract**. Buyer understands and agrees that this PPA, once executed by the parties, is a part of Buyer's offer to purchase the Property. Subsequent, revised PPAs (whether one or more) shall control over any previous PPAs and shall

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become part of the Contract only after execution by both Buyer and Seller. Execution by the Sales Rep below is not deemed acceptance by the Seller. **All Options, if applicable, must be chosen as of the Contract Date or pursuant to Subsection 5(C) of the Contract.**

2. **Deposit**. Buyer agrees to deposit the Additional Money Deposit with Seller upon selection of the Options. Buyer understands and agrees that if Buyer does not close on the Property, the Additional Money Deposit will be non-refundable and forfeited to Seller. Except as provided otherwise in the Contract, forfeiture of the Options and Additional Deposit Money will withstand the cancellation and/or termination of the Contract and includes all money paid for the Options regardless of stage of installation at time of cancellation or termination.

3. **No Refund to Buyer.** Buyer understands that any unused Seller contribution, allowance, and/or credit towards Closing Costs, will not, under any circumstances be: (a) refunded to Buyer; (b) used as a credit, contribution, or allowance against the Purchase Price; or (c) used to fund Buyer's escrow account (if any), except as determined by Seller in its sole discretion. Buyer further understands that all such unused Seller contribution, allowance, and/or credit will be forfeited.

4. **Amendatory Clause (For FHA Loans Only).** It is expressly agreed that notwithstanding any other provisions of this Contract, the Buyer shall not be obligated to complete the purchase of the Property or to incur any penalty by forfeiture of the Earnest Money Deposit or otherwise, unless Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $330,000.00. The Buyer shall have the privilege and option of proceeding with consummation of the Contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. The Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

5. **ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS PPA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS PPA OR ELSEWHERE IN THE CONTRACT.**

WITNESS the execution hereof effective as of the Contract Date.

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...
6/21/2024

Buyer: Arrived Holdings, Inc — Date

SELLER:

D.R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company

DocuSigned by:
Scott R Partlow
8A593A75C0D1495...
6/22/2024

Scott R Partlow — Date

Officer, D.R. Horton

DocuSigned by:
Luis Sandoval
1DB289000F9047D...
6/20/2024

Sales Rep: Luis Sandoval — Date

Buyer's Offer Date: 06/20/2024

Buyer Notice Address:
Arrived Holdings, Inc
1700 Westlake Ave N, Suite 200, Seattle, Washington 98109, US
Jeff@arrivedhomes.com

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Buyer — Date

D·R·HORTON®
America's Builder

REAL ESTATE PURCHASE CONTRACT

This Real Estate Purchase Contract, together with all Addenda incorporated by reference herein ("**Contract**"), is made by and between the seller D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company ("**Seller**") and the Buyer(s) **Arrived Holdings, Inc** ("**Buyer**") and entered into as of the date of Seller's execution of the Contract as set forth below (the "**Contract Date**"). Seller and Buyer are sometimes referred to herein as a "Party" or "Parties."

1. **PURCHASE AND SALE:** Buyer agrees to purchase from Seller the real estate described on Exhibit "A", attached hereto, and incorporated for all purposes, with an address of **5726 Selah St, SPRINGDALE, AR 72764**, the single-family residence to be built on this real estate (hereafter the "**Home**"), and all improvements placed on the real estate (collectively referred to herein as the "**Property**"). All oil, gas, groundwater and other minerals in, on, and under the Property are excepted from the definition of Property and reserved by Seller, an affiliate of Seller, and/or predecessors in title of Seller. The Property is located within the community known as **Habberton Ridge** (the "**Community**").

2. **PURCHASE PRICE AND DEPOSIT:**

   A. The total purchase price for the Property is **$330,000.00** ("**Purchase Price**"), exclusive of closing costs as set forth in Section 10 and as further detailed in the Purchase Price Addendum ("**PPA**"). If the Purchase Price stated herein, in the PPA, or any revised PPA are in conflict, the last dated PPA executed by Buyer and Seller shall control.

   B. Buyer will deposit with Seller the sum of $1,500.00 (the "**Earnest Money Deposit**") when Buyer signs this Contract. Buyer shall make further payment, including any additional deposit (the "**Additional Money Deposit**") to Seller as set forth in the PPA. The Additional Money Deposit shall include all subsequent cash deposits to Seller that may be required due to the selection of Options (defined in Subsection 5(C) below). The Earnest Money Deposit and Additional Money Deposit are sometimes collectively referred to herein as the "**Deposit**."

   C. Buyer understands and agrees that the Deposit will be deposited into Seller's general account (except as provided in Subsection 13(D)), will not be segregated from other funds, and will not bear interest for Buyer's benefit. The Deposit is non-refundable except as expressly provided herein.

   D. The Additional Money Deposit and all other funds collected for upgrades or optional items for the Property are non-refundable under any circumstances except for a proper termination for Seller's default by Buyer or as set forth in Sections 6 or 17. This is because Seller uses the Additional Money Deposit to begin construction of the Home, and if Buyer cannot complete the purchase, Seller cannot determine the amount of damages that it will incur as a result.

3. **FINANCING:**

   A. (Select applicable box):

   ☒. **Cash Transaction**. Buyer will not obtain third-party financing and will purchase the Property with cash. Within five (5) business days from the Contract Date, Buyer agrees to provide to Seller financial statements or other written verification of Buyer's ability to purchase the Property with cash. If, based on the information provided and in Seller's sole and absolute discretion and judgment, Seller determines that Buyer does not have sufficient resources to purchase the Property with cash or Buyer fails to provide information as required by this subsection, Seller may terminate this Contract and refund to Buyer any paid Deposit, which shall be Buyer's sole and exclusive remedy, and no cause of action shall accrue for Buyer because of such termination.

   ○. **Third-Party Financing**. Buyer will seek third-party financing to purchase the Property. Buyer will apply for a mortgage

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loan ("**Loan**") from a lender of Buyer's choice ("**Lender**") within five (5) calendar days from the Contract Date. Buyer will use best efforts, including furnishing all necessary information to the Lender upon request, to obtain approval promptly upon applying for the Loan. If, at any tim after thirty (30) days from the Contract Date, Buyer is unable to provide evidence of approval for the Loan, as determined in Seller's sole discretion, Seller will have the right to cancel this Contract. If Seller cancels the Contract and, in its sole and absolute discretion, determines that Buyer used best efforts but was unable to obtain approval for the Loan, Seller will refund the Deposit. FHA or VA loans are subject to different terms as described in Section 13 below and in the PPA. Although Seller may inform Buyer of available lenders, Buyer understands and acknowledges that choice of lender and choice of loan is Buyer's sole decision.

B. Notwithstanding anything to the contrary in this Contract, Buyer understands and agrees that: (i) Seller and Seller's sales agents and other employees have no authority to approve or disapprove Buyer's Loan; and (ii) the Lender has the sole responsibility and authority to grant approval of Buyer's Loan. Accordingly, Buyer understands that Buyer does not have Loan approval until the Lender grants such approval (which may be with or without conditions). Seller and Seller's sales agents and other employees shall have no liability for the failure of the Lender to approve Buyer's Loan. Buyer is encouraged to review the Notice of Seller's Business Affiliations for additional provisions relating to the use of DHI Mortgage Company, Ltd. or another Lender.

4. CONSTRUCTION:

A. In building the Home, Seller will follow standard residential building practices substantially in compliance with the plans and specifications. Seller will use reasonable efforts to install those finishes and features found on Buyer's customer selection sheet and any written change orders signed by both Buyer and Seller. However, the brands of fixtures, materials, and appliances may vary from those found in a model home or other houses built by Seller. Seller can, at its discretion, substitute materials of similar or better quality in completing the Home. While Seller's model homes and any advertising or promotional materials generally display the kind of work Seller performs, those homes and materials are not the basis of the bargain between Buyer and Seller.

B. If the Home is not Complete on the date that Buyer executes this Contract, Seller agrees that it will complete construction of the Home in accordance with the standards set forth in this Section 4 on or before the Closing Date (defined in Section 9 below) but in no event later than the date set forth in this Subsection 4(B). Due to events beyond Seller's control (like adverse weather) and other situations, Seller cannot provide a definitive date for when the construction will be completed. Any statements made by Seller's employees regarding the schedule or timing for completion are merely estimates (including the Estimated Completion Date in the PPA), they are not part of this Contract, are not binding, and no cause of action shall accrue on behalf of Buyer because of any such estimate. However, notwithstanding any other provision of this Contract, Seller shall Complete the Home within two (2) years from the date that Buyer executes this Contract, subject to extensions for delays caused by matters reasonably beyond Seller's control that are recognized as a defense to a contract action or performance delay in the state where the Property is located (such as acts of God, force majeure, casualty to property, or labor/material shortages). For purposes of this Subsection 4(B), the Home will be considered "Complete" when: (i) it is physically habitable, usable for the purpose for which it was purchased, and ready for occupancy by Buyer; (ii) it has all necessary and customary utilities extended to it; and (iii) a certificate of occupancy, if applicable to the transaction at issue and if issued in the subject state of the Property, has been issued. Notwithstanding any provision in this Contract to the contrary, including but not limited to Sections 6 and 14, nothing herein shall limit Buyer's remedies if Seller defaults under this Subsection 4(B).

C. In Seller's marketing and construction of the Home, Seller relies on written information related to the Property that is provided by third parties such as the prior owners of the Property, professional engineers, the developer (as applicable), and governmental entities. Seller also relies on the product descriptions and warranties provided by manufacturers and subcontractors in connection with the materials furnished and work performed. Thus, Buyer understands that Seller is not responsible if any of the information that these third parties provide is inaccurate or incomplete, and no cause of action shall accrue on behalf of Buyer against Seller because of such inaccuracy or incompletion. This Subsection 4(C) shall survive Closing (defined in Subsection 5(A) below) and/or termination of this Contract.

5. BUYER'S OBLIGATIONS DURING CONSTRUCTION/RISK OF LOSS:

A. Buyer understands that Seller is exclusively entitled to construct the Home. Unless Seller otherwise agrees in writing, Buyer shall not perform or allow the performance of any work or alterations in or about the Home or on the Property before the closing and funding of this Contract (the "**Closing**"). Buyer also understands that Seller's subcontractors are performing work on the Property under a contract with Seller and not Buyer. Buyer will not direct Seller's subcontractors to perform any work or

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communicate with Seller's subcontractors regarding any aspect of the work. If Buyer violates this Subsection 5(A), Seller's warranties will be void and Seller will be entitled to cancel this Contract and seek all available remedies, including the right to recover Seller's repair costs and associated damages. This Subsection 5(A) shall survive Closing and/or termination of this Contract.

B. While the Home is being constructed, Buyer understands that the Property will be a dangerous construction site. Buyer will not have access to the Property prior to Closing unless authorized and accompanied by an agent of Seller. If Buyer enters the Property without authorization, such entry is at Buyer's sole risk and Buyer assumes all responsibility for any loss or injury suffered by Buyer or Buyer's guests, family, including minor children, licensees, or invitees ("**Buyer's Guests**") at the Property. **BUYER WAIVES, RELEASES, AND AGREES TO INDEMNIFY AND HOLD HARMLESS SELLER FROM ANY CLAIMS, INCLUDING WITHOUT IMPLIED LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS OF COURT AS A RESULT OF BUYER'S OR BUYER'S GUESTS' UNAUTHORIZED ENTRY ONTO THE PROPERTY.** This Subsection 5(B) shall survive Closing and/or termination of this Contract.

C. If this Contract is for a Home that has not already been constructed and options are allowed by Seller for the Home, Buyer shall meet with Seller's Decorating Center (which may be the model home) as soon as possible but no later than **twenty one (21)** days after the Contract Date during normal business hours or on weekends, as allowed by the Decorating Center, to select finishes and features. If applicable, Buyer may select colors, styles, and other similar materials for the Home, including, without limitation, all of Buyer's color and material selections, carpeting, flooring, cabinetry, countertops, and all other selections necessary or appropriate to complete construction of the Home. Only (a) those standard items included in the basic plan for the Home, and (b) those optional items, upgrades, or extras (if any, as approved by Seller) shown on the PPA (singularly, an "**Option**", and collectively, the "**Options**") are included in the sale. Buyer understands and agrees that Buyer cannot modify those selections made at the meeting held at Seller's Decorating Center. Selections made at the Seller's Decorating Center may increase the Purchase Price, and Buyer may be required to sign a revised PPA reflecting the change. Except for those items described in other provisions of this Subsection 5(C), no other personal property, fixtures, equipment, extra design features, decorations, floor coverings, decorator-like fixtures, wall coverings, window treatments (shutters, draperies, etc.), furniture, furnishings, mirrors, appliances, landscaping, or modifications of the Home or other optional items of any kind (whether or not shown in any brochure, model, or advertising) are included in the sale of the Home. In the event certain colors, material selections, and/or Options become unavailable for any reason, Seller may substitute such colors, materials sections, and/or Options with ones of similar or higher quality, in Seller's sole discretion

6. **CASUALTY:** In the event of material damage or destruction of the Property and/or the Home by fire, earthquake, or any other casualty outside of Seller's control prior to the Closing Date (as defined in Section 9 below), Seller may terminate the Contract and return the Deposit to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination.

7. **WARRANTIES:** Seller provides two express, limited warranties on the Home. First, Seller warrants during the first year after Closing that the Home will be free from defects caused by a failure to originally construct the Home in a good and workmanlike manner. This standard means that Seller will follow standard industry practices used in the community and supply materials that do not contain defects. If during this one-year period a defect arises that was caused by an original lack of good workmanship, Buyer must notify Seller before the first anniversary of Closing. Seller will inspect the item, and if it is covered by this warranty, Seller will repair or replace the item (at Seller's sole discretion) and any property that was damaged by the defect, except under no circumstances will the Seller be responsible for any personal property damage and/or damage caused by Buyer's failure to promptly report the warranty item to Seller. This will be performed during normal business hours, so Buyer must arrange for Seller to have access to the Home. Because the one-year limited warranty applies only to faulty original construction and defective materials, it naturally does not apply to defects caused by other reasons, by way of example and not as a limitation: normal wear and tear, adverse weather, natural disasters, faulty maintenance, or damaging operations. Also, Seller's warranty does not cover (and thus Seller is not responsible for) indirect or consequential damages that may arise from a covered defect. Seller does not warrant the real property or improvements not a part of the Home itself (e.g., fences, sidewalks, landscaping, grass, irrigation systems, etc.). For FHA and VA loans, Seller's limited one-year warranty includes the *Warranty of Completion of Construction*, which will be provided to Buyer.

In addition to the one-year limited warranty, Seller provides an express ten (10) year homeowners' warranty through an independent, third-party warranty company—Residential Warranty Corporation ("**RWC**"). Buyer may request a sample of the warranty booklet prior to Closing. Seller will provide the applicable warranty booklet for the Home at or before Closing.

These two express limited warranties (Seller's one-year warranty and the RWC warranty) are intended to describe the manner and

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quality of construction of the Home and the standards of performance for the Home after completion. Thus, these are provided in lieu of all other express warranties and implied warranties. **THE PARTIES EXPRESSLY DISCLAIM ANY OTHER EXPRESS OR IMPLIED WARRANTIES, WHETHER AS TO QUALITY, WORKMANSHIP, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, HABITABILITY, OR OTHERWISE.** If a defect arises after the first year of ownership (and/or if it is not reported to Seller within that first year), it is not covered by Seller's one-year limited warranty, although it may be covered by the RWC warranty, as determined by RWC. This Section 7 shall survive Closing and/or termination of this Contract.

Finally, certain product manufacturers may also provide a manufacturer's warranty on their materials, appliances, or equipment. Because Seller does not manufacture appliances or other consumer products, Seller's warranty does not extend to these items. Similarly, Seller does not have any responsibility for the manufacturer's performance under its product warranties. If Seller received any manufacturer's warranties that can be transferred and assigned, Seller hereby assigns them (and any rights thereunder) to Buyer effective at Closing.

8. **TITLE:** Seller agrees to furnish to Buyer, at Buyer's full expense, (i) prior to Closing, a Commitment for Title Insurance from a title company mutually acceptable to Buyer and Seller (the "**Title Company**"), and (ii) shortly after Closing, both a Lender's Policy of Title Insurance (if required by Lender) (the "**Lender's Title Policy**") and an Owner's Policy of Title Insurance (the "**Owner's Title Policy**") issued by the Title Company in the amount of the Purchase Price and dated as of or after the date of Closing. The Owner's Title Policy shall insure Buyer's title to be good and indefeasible subject only to the standard printed exceptions, applicable easements, the Declaration of Restrictions for the subdivision in which the Property is located, any liens securing the payment of the Loan, and any and all matters of record. The General Warranty Deed to be furnished by Seller at Closing shall be subject to any items shown on the survey, the terms listed in the preceding sentence, including all easements of record, and easements visible or apparent on the ground, whether or not such easement is shown on the survey, which are applicable to the Property.

9. **CLOSING:** Seller will have the sole right to determine the date, time, and place of the Closing (the "**Closing Date**."). Seller shall communicate the details of the Closing in writing, including, without implied limitation, electronic mail, to Buyer and Buyer will close on the Closing Date, unless otherwise agreed to in writing by both Parties. If Buyer does not close the purchase of the Property on or before the Closing Date, Buyer understands and agrees that Seller shall have the right to terminate this Contract as described in Section 14 below. If Seller does not elect to terminate the Contract and the Closing subsequently occurs after the initially set Closing Date, Seller has the right to charge to Buyer and Buyer shall pay (except as may be limited by FHA/VA regulations for FHA/VA loans) to Seller (in addition to all other amounts due from Buyer under this Contract) **a late closing fee up to $75 per day** from and including the initially set Closing Date to and excluding the actual day of Closing (the "**Late Fee**"). Buyer understands and agrees the Late Fee is to cover Seller's administrative fees and is not a penalty. Notwithstanding the foregoing, if this Contract is contingent upon Buyer obtaining a Loan, Seller shall agree to postpone Closing to the extent such postponement is required in order for Buyer's Lender to meet any waiting period required under federal consumer financial law, and Seller shall not impose the Late Fee. In the event that the Buyer does not close on or before the Closing Date due to delays caused solely by Seller, Seller will not have the right to impose the Late Fee.

10. **CLOSING COSTS:** At the Closing, Buyer shall pay for any Lender's Title Policy, Owner's Title Policy, any endorsements, loan origination fees, points and other loan fees, prepaid interest, credit reports, transfer or entry fees and capital reserve fees charged by the HOA, prepaid insurance premiums and taxes charged by the Lender, any recording fees, appraisal costs, and all other closing costs (except those otherwise required hereunder to be paid by Seller and as may be limited by FHA/VA regulations for FHA/VA loans). **Buyer** shall pay for the costs of the survey. Taxes and any homeowner's association assessments/fees shall be prorated to the Closing Date and if Buyer is required to pay a portion of taxes and/or homeowner's association assessments/fees due because of the proration, such amount and any prepaid taxes and/or homeowner's association assessments/fees required by the Lender to be paid by the Buyer shall not be considered closing costs for purposes of the closing costs limitations in this Contract.

11. **UTILITIES:** Seller and Buyer understand and agree that Buyer shall have no obligation to close if electricity, water, and gas (if applicable) utilities are not operational to the Property. Buyer understands that Buyer has sole responsibility to arrange for utilities to be turned on to the Property. Any delays incurred in the scheduling or turning on the utilities shall not permit Buyer to delay the Closing. Seller shall have no liability for any and all resulting damages and no cause of action shall accrue on behalf of Buyer for any such delays or damages. This Section 11 shall survive Closing and/or termination of this Contract.

12. **APPRAISED VALUE:** (Applicable to Non-VA and Non-FHA Loans Only). This Contract is **NOT** contingent on an appraisal. Buyer shall be required to proceed to Closing without regard to whether the Property is appraised for less than the Purchase Price.

13. **FOR FHA/VA LOANS ONLY:**

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Buyer Date

A. **Amendatory Clause:** Please refer to the PPA for additional information for FHA loans.

B. **Additional Funding:** Buyer agrees that should Buyer elect to complete the purchase at an amount in excess of the appraised value, Buyer shall pay such excess amount in cash from a source Buyer agrees to disclose to FHA or VA (as applicable) and that Buyer represents will not be from borrowed funds, except as approved by FHA or VA (as applicable).

C. **Escape Clause for VA Loans Only:** It is expressly agreed that, notwithstanding any other provisions of the Contract, the Buyer shall not incur any penalty by forfeiture of earnest money or otherwise or be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. The Buyer shall, however, have the privilege and option of proceeding with the consummation of the Contract without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

D. **Deposit for VA Loans Only:** Notwithstanding Subsection 2(C), the Deposit will be deposited by Seller in a special trust account that is safeguarded from claims of creditors of Seller until the Deposit either: (i) for the benefit of Buyer, has been disbursed at settlement or applied to the cost of the land/construction of the Property; or (ii) if the transaction does not materialize, is otherwise disposed of in accordance with the terms of the Contract.

E. **Notice of VA Loan:**

[Select one of the following]

○ Buyer intends to obtain a VA Loan.

OR

⊗ Buyer does **NOT** intend to obtain a VA Loan.

If Buyer does **NOT** currently intend to obtain a VA Loan but later decides to obtain a VA Loan, Buyer must promptly notify Seller in writing.

14. **DEFAULTS AND REMEDIES:** Buyer will be in default under this Contract if: (a) Buyer advises Seller in writing or otherwise that Buyer will not fully perform Buyer's obligations under this Contract; or (b) Buyer fails to fully and timely perform any provision of this Contract (including but not limited to timely paying Deposits or timely completing the Closing). If Buyer defaults, Seller may cancel this Contract at any time by giving Buyer written notice, and Seller is entitled to retain the Deposit. This will be Seller's remedy if Buyer defaults and the Parties cannot resolve the matter within a reasonable amount of time. Because it would be extremely difficult to estimate the damages Seller would suffer if Buyer defaults on Buyer's obligations, the Parties agree that the forfeiture of the Deposit would be a fair reimbursement of Seller's damages. In addition to this remedy, if Buyer or Buyer's Guests damage the Home and/or Property prior to Closing and Seller must repair it, Buyer will be responsible for Seller's repair costs and associated damages.

If, prior to Closing, Buyer believes that Seller has failed to comply with the Contract, Buyer must give Seller written notice detailing Buyer's complaint. Seller will have twenty (20) days after receipt to remedy the failure or commence a cure if the correction will take longer than twenty (20) days. If Seller has not remedied or commenced to remedy the problem within this time, Buyer's sole and exclusive remedies are either to: (1) terminate this Contract upon delivering written notice to Seller, whereupon Seller will refund the Deposit in lieu of all other legal and equitable remedies; or (2) pursue specific performance of this Contract in accordance with the dispute resolution procedures set forth in Section 15 below.

NOTWITHSTANDING ANY PROVISION OF THIS CONTRACT TO THE CONTRARY, IF A BONA FIDE DISPUTE ARISES BETWEEN THE PARTIES PRIOR TO THE CLOSING THAT THE PARTIES CANNOT REASONABLY AND PROMPTLY RESOLVE THROUGH GOOD FAITH NEGOTIATIONS, THEN SELLER CAN ADVISE BUYER IN WRITING THAT IF THE MATTER IS NOT RESOLVED WITHIN TEN (10) DAYS, SELLER CAN ELECT TO TERMINATE THE CONTRACT AND RETURN THE DEPOSIT TO BUYER. IF THIS REMEDY IS PURSUED, NEITHER PARTY WILL HAVE ANY OTHER CLAIMS OR CAUSES OF ACTION AGAINST EACH OTHER ARISING FROM THE CONTRACT, THE TERMINATION, OR ON ANY OTHER GROUND, AND NEITHER PARTY SHALL HAVE THE RIGHT TO INITIATE THE DISPUTE

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RESOLUTION PROVISIONS OF THIS CONTRACT OR FILE A LIS PENDENS AGAINST THE PROPERTY.

NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14 SHALL LIMIT THE BUYER'S REMEDIES IN THE EVENT THAT SELLER DEFAULTS UNDER SUBSECTION 4(B) OF THIS CONTRACT. Notwithstanding the foregoing, if Seller fails to Complete construction of the Home within two (2) years from the date Buyer signs this Contract, subject to extensions for delays caused by matters reasonably beyond Seller's control that are recognized as a defense to a contract action or performance delay in the state where the Property is located (such as acts of God, force majeure, casualty to property, or labor/material shortages), Buyer may pursue whatever remedies Buyer may have at law or in equity under applicable law.

This Section 14 shall survive Closing and/or termination of this Contract.

15. **DISPUTE RESOLUTION: The Parties both desire to quickly, inexpensively, and efficiently resolve any disputes that arise. Thus, any and all claims, disputes, and causes of action of whatever nature involving or relating to the Contract, the Home, the Property, any warranties, the Parties' interactions, or otherwise, including, but not limited to, a suit for specific performance (collectively "Disputes") occurring before and/or after Closing and/or termination of the Contract will be resolved through the following procedures:**

A. **Mediation. If the Parties have not been able to resolve disputes through discussion, the Parties agree to submit the matter to a mediator whose role is to facilitate further negotiations. The mediator will not have power to decide how to resolve the dispute, but will attempt to bring the Parties together. If the Parties cannot agree on the person to serve as mediator, the Parties will utilize the American Arbitration Association ("AAA") for this role. The Parties will share the mediator's charges.**

B. **Arbitration. If a Dispute is not resolved by mediation, it will be submitted to binding arbitration under both Arkansas law and the Federal Arbitration Act. This includes, but is not limited to, disputes arising under tort law, contract law, and the Deceptive Trade Practices-Consumer Protection Act. Unless the Parties agree otherwise, the arbitration will be administered by the AAA, using its "Construction Industry Arbitration Rules" except as specifically modified herein or required by applicable law. The Parties will use a single arbitrator to decide the dispute, unless the Parties agree to utilize a panel of three arbitrators. Buyer and Seller will be the only Parties to the dispute, and group or class action claims will not be allowed. The decision of the arbitrator (or the majority in the case of a panel) shall be final and binding on both Parties. These procedures are in lieu of resolving disputes in a court of law, which the Parties both expressly waive. If Buyer initiates the arbitration, Seller will reimburse Buyer 50% of the initial filing fee, but each Party must arrange for and pay for their own witnesses, legal counsel, investigation costs, experts, consultants, expenses, reports, and studies (although applicable law may allow for the reimbursement of some of these costs). Buyer may employ counsel to assist Buyer in these processes, and the Parties agree that the Parties can conduct appropriate discovery in any arbitration. With the exception of a suit for injunctive relief, if either Party files a lawsuit and not an arbitration in breach of this provision, the non-breaching Party shall be entitled to recover all costs and fees, including attorneys' fees, incurred in compelling the matter to arbitration.**

C. **Limitations**. Any action or claim, regardless of form, which arises from or relates to this Contract and/or the Property is barred unless it is brought by the Buyer or Seller not later than two years and one day from the date that the cause of action accrues.

D. **Waiver of Consequential and Punitive Damages**. **UNDER NO CIRCUMSTANCES SHALL SELLER OR BUYER BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, SPECULATIVE, INDIRECT, PUNITIVE, EXEMPLARY, LOST PROFITS, OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED.** The Parties expressly agree that to the extent any such damages are awarded by an arbitrator(s), they are not enforceable and the Party required to pay such damages has the right to appeal the award to a court of competent jurisdiction.

E. **Limitation on Attorneys' Fees**. Except as provided in Section 20, Subsection 5(B), and the last sentence of Subsection 15(B), each Party is responsible for the payment of their own attorneys' fees and costs and under no circumstances will Seller or Buyer be liable to the other Party for attorneys' fees and costs.

F. **Completion of Home**. Notwithstanding the foregoing, the arbitration provisions of this Subsection 15(B) shall not apply in the event that the controversy relates to a default by the Seller under Subsection 4(B) of this Contract.

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G. **Survival**. This Section 15 shall survive Closing and/or termination of this Contract.

16. BROKER/LICENSEE:

A. Seller may agree to pay a co-broker fee or commission but only upon execution by Seller of Seller's Real Estate Agent/Broker Buyer Registration Form or other approved agreement ("**Co-Broker Agreement**"). At the time of Buyer's execution of this Contract the amount of the co-broker fee or commission is set forth in the Purchase Price Addendum. Buyer represents and warrants that Buyer has not dealt with any other agents, brokers, salespersons, or finders of persons other than as disclosed to Seller in writing, and Buyer shall hold Seller harmless from and indemnify Seller against any and all liability, expenses, or attorneys' fees sustained or incurred by Seller resulting from the actions of Buyer. No commissions shall be earned by broker/agent or paid by Seller for any reason whatsoever if Closing does not occur for any reason. This Section 16 shall survive the Closing and/or termination of this Contract.

B. Seller typically pays a commission ("**Broker Commission**") upon home closing to licensed brokers who introduce buyer to Seller's communities. Such a commission may be paid in connection with the purchase of the Property. In addition, Seller from time-to-time offers incentives programs ("**Incentive Programs**") to brokers, such as additional commissions for sales within a certain time period or for multiple sales within a certain time period. Incentive Programs, before or after the Contract Date, may be offered to Buyer's broker. If Buyer wants more information regarding Broker's Commission or Incentive Programs applicable to Buyer's purchase, please notify Seller in writing.

17. PRIOR SALE/ACQUISITION OF PROPERTY: If, as of the Contract Date, Seller does not own title to the Property and Seller is thereafter unable to acquire the Property on terms and conditions acceptable to Seller, in its sole and absolute discretion, Buyer understands that it will be impossible for Seller to perform its obligations under this Contract. In the event of such an impossibility, Seller will have the right to terminate this Contract and return the Deposit to Buyer, and no cause of action shall accrue on behalf of Buyer because of such termination.

18. MISCELLANEOUS:

A. **Possession**. Possession of the Property will be delivered to Buyer at Closing (which includes funding.)

B. **Notices.** All written notices required or permitted under this Contract shall be effective upon personal delivery to Seller or Buyer, or upon deposit in the U.S. mail, first class, registered or certified with postage prepaid, or via Federal Express or United Parcel Service, addressed to the respective Party at the addresses specified in this Contract or to such other address as either Party shall specify in the manner provided in this Section.

C. **Time of Essence; Governing Law.** Time is of the essence for this Contract. This Contract and any Disputes shall be governed by Arkansas law and venue shall be the County where the Property is located.

D. **Acceptance by Seller.** Execution of this Contract by Buyer shall constitute only an offer to purchase the Property. This Contract, and any present or future amendments, addenda, or supplements hereto, shall not be binding upon Seller until all such documents, as required, are executed by Seller's authorized officer/representative identified in the signature block below. To the extent of any conflict between this Subsection 18(D) and any other Section/Subsection or addenda, this Subsection shall control. Execution by the Sales Rep below is not deemed acceptance by the Seller.

E. **Recording of Contract.** Buyer agrees that this Contract will not be recorded in any real property records. If Buyer attempts to record the Contract, Seller may consider such action to be a breach and may terminate the Contract in accordance with Section 14. Buyer further agrees that any such wrongful recording will constitute a default by Buyer and Buyer agrees to fully indemnify, hold harmless, and defend Seller from and against any and all losses, damages, costs, expenses, and liabilities incurred by Seller for any such wrongful recording in addition to Seller's remedies under Section 14, including, without implied limitations, court costs and attorneys' fees.

F. **Severability.** If any term of this Contract is to any extent illegal, otherwise invalid, or incapable of being enforced, such term shall be excluded to the extent of such invalidity or unenforceability. All other terms shall remain in full force and effect, and to the extent permitted and possible, the excluded term shall be deemed replaced by a term that is enforceable and closest to affecting the Parties' intent.

Initials DS JT Buyer 6/21/2024 Date

G. **Additional Documents.**

i. Buyer acknowledges receipt of the following documents and understands that such documents are part of the Contract:

- The Purchase Price Addendum;
- The Community Disclosures Addendum; and
- The Builder's Incentive Addendum.

ii. Buyer acknowledges receipt of the following document(s), which is **NOT** part of the Contract:

- The Notice of Seller's Business Affiliations.

iii. Buyer acknowledges that the following documents, which Buyer may receive, if applicable to the purchase of the Property, are **NOT** part of the Contract:

- Real Estate Agent/Broker Buyer Registration Form;
- The Declaration of Restrictions applicable to this Community;
- The MUD Disclosure, Road District Disclosure, PID Disclosure, or Water District Disclosure; and/or
- The Notice of Membership in Property Owners' Association.

iv. Buyer acknowledges that Buyer may, as applicable, receive the following documents and that if such documents are received, that they will be part of the Contract:

- Floodplain Disclosure Addendum;
- Pipeline and/or Drill Site Disclosure Addendum;
- Common Area and Facilities Disclosure Addendum;
- Wetlands Disclosure Addendum;
- Roadway Disclosure Addendum;
- Airport Disclosure Addendum;
- Golf Course Disclosure Addendum;
- Railroad Disclosure Addendum;
- Lack of Surface Waiver Addendum;
- Supplemental Disclosures Addendum;
- Developer Disclosure Addendum;
- Adjacent Property Disclosure Addendum;
- Model Home Addendum;
- Contingency Addendum; and/or
- Any other Community specific addendum not specifically identified herein or in Subsections 18(G) (i), (ii), or (iii).

19. **ENTIRE AGREEMENT; AMENDMENTS; NO ORAL REPRESENTATIONS:** The Contract, together with all Addenda, disclosures, and notices, constitutes the complete and only agreement between Seller and Buyer and may be modified or supplemented only by written agreement signed by Seller and Buyer. There are no other agreements between Buyer and Seller and the terms of this Contract constitute the entire agreement between Buyer and Seller. Buyer has personally inspected the Property and is buying it on the basis of Buyer's own examination and judgment and not because of any representation made by Seller or Seller's agent to Buyer as to its location, value, future value, income therefrom, type, or condition of construction. No salesperson, agent, or employee of Seller has any authority to modify the terms of this Contract or the authority to make any oral representation or agreement upon which Buyer may rely to cancel, change, or modify any portion of this Contract. This Contract supersedes any and all prior understandings and agreements. **BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING, UNLESS SUCH AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE HAS BEEN DESCRIBED IN A PPA EXECUTED BY BUYER AND SELLER'S AUTHORIZED OFFICER/REPRESENTATIVE.**

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20. NO RECORDING OF LIS PENDENS: As partial consideration for Seller's entering this Contract, Buyer waives all rights to record or file a lis pendens or a notice of pending action against the Property. Buyer further agrees that any such wrongful recording will constitute a default by Buyer and Buyer agrees to fully indemnify, hold harmless, and defend Seller from and against any and all losses, damages, costs, expenses, and liabilities incurred by Seller for any such wrongful recording in addition to Seller's remedies under Section 14, including, without implied limitations, court costs and attorneys' fees.

21. REPRESENTATION REGARDING OCCUPANCY OR INVESTMENT: Buyer to select either A or B:

- O **A.** Buyer hereby represents and warrants the Property is to be owned and occupied as Buyer's **primary residence** and not for investment purposes or rental. Buyer acknowledges that any misrepresentation in this respect will be a material default of the Contract entitling Seller to terminate the Contract and retain the Deposit as liquidated damages. Buyer agrees to provide satisfactory (in Seller's sole discretion) verification or proof of the sale or transfer, or intention thereof, of Buyer's existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller.
-
- ⊗ **B.** Buyer hereby represents and warrants that the Property is to be purchased as an **investment property** and that Buyer is prohibited from recording the Contract or allowing any lis pendens to be recorded as set forth in Section 20. Buyer acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Contract exceeds the number of allowable investor purchases in the Community, Buyer acknowledges that Seller may terminate the Contract and return the Deposit to Buyer and no cause of action shall accrue on behalf of Buyer because of such termination. Further, and in addition to any restriction set forth in any recorded covenant, condition, or restriction affecting the Property, Buyer shall not place a "for sale" or "for rent" sign on the Property until one (1) year after Closing. Buyer acknowledges that the Declaration of Restrictions for the Community or other association restrictions, deeds, or covenants may restrict and/or prohibit Buyer from renting, leasing, or otherwise using the Property for any purposes other than Buyer's primary or secondary residence. Buyer acknowledges that Seller has no control over and no obligation to notify Buyer of such restrictions or limitations. Buyer should review all such applicable restrictions, deeds, or covenants. Buyer expressly acknowledges that Buyer assumes all risk that the Property may have restrictions affecting Buyer's use of the Property, including the potential inability to lease or rent the Property. Buyer expressly acknowledges that the obligations contained in this Subsection 21(B) shall survive Closing and/or termination of this Contract. Notwithstanding anything contained herein to the contrary and except for a Seller default pursuant to Section 14, if Buyer indicates an intention to the purchase the Property as an investment, Buyer is not entitled to a return of the Deposit.

WITNESS the execution hereof:

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...
6/21/2024

Buyer: Arrived Holdings, Inc — Date

SELLER:
D.R. Horton –
D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company

DocuSigned by:
Scott R Partlow
8A593A75C0D1495...
6/22/2024

Scott R Partlow — Date
Officer, D.R. Horton

DocuSigned by:
Luis Sandoval
1DB289000F9047D...
6/20/2024

Sales Rep: Luis Sandoval — Date

For notice purposes, all written communications should be directed to Buyer's attention at:
Arrived Holdings, Inc
1700 Westlake Ave N, Suite 200
Seattle, Washington 98109

Initials DS JT 6/21/2024
Buyer Date

And to Seller at:

D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company
1204 E Joyce Blvd# 102
Fayetteville, AR 72703
MAIN: (479) 334-0227

Initials DS JT Buyer 6/21/2024 Date

D·R·HORTON
America's Builder

EXHIBIT "A"

Property therein legally described as (Street Address): **5726 Selah St, SPRINGDALE, AR 72764,** Garage/Plan#/Elev**. L - /X30G /A7**, Lot/Block/Section **221//** in the **Habberton Ridge** Subdivision, an Addition in the City of **SPRINGDALE**, in **Washington** County, Arkansas.

DS
JT

Initials ________ 6/21/2024

Buyer Date

D·R·HORTON
America's Builder

BUILDER'S INCENTIVE ADDENDUM

This **Builder's Incentive Addendum** (this "**BIA**") is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of 5726 Selah St, SPRINGDALE, AR 72764 as further defined in the Contract. This BIA, together with the Contract and all Addenda incorporated therein, constitutes the entire agreement between Seller and Buyer with regard to any cost incentives, allowances, adjustments, credits, discounts, rebates, or other builder concessions of any kind or amount made, or to be made, by Seller in connection with the use of DHI Mortgage, DHI Title, Preferred Lender, and/or Preferred Title Company (all as defined below) in connection with the sale of the Property, and there are no agreements regarding such incentives, whether written or unwritten, expressed or implied, between the parties except as set forth in this BIA. All terms defined in the Contract shall have the same meanings when used in this BIA. In the event of any conflict in terms set forth in this BIA with any other provisions of the Contract, this BIA shall control.

Buyer acknowledges receipt of a separate written Notice of Seller's Business Affiliations from Seller informing Buyer that Seller has affiliated business arrangements with DHI MORTGAGE COMPANY, LTD. ("**DHI Mortgage**") and that Buyer is **NOT** required to use this affiliated company or any Preferred Lender (defined below) as a condition of Buyer's purchase of the Property or Buyer's access to settlement services in connection with the purchase of the Property.

1. **INCENTIVE FOR THE USE OF DHI MORTGAGE OR A PREFERRED LENDER.** If Buyer's mortgage loan for the financing of the purchase of the Property is approved and funded by DHI Mortgage or any Preferred Lender (as defined below), Buyer shall be entitled to an incentive **up to the amount of 0.** This amount is to be applied towards Buyer's payment of the following fees/costs to the extent applicable and in the following order: Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable). If any of the maximum amount of contribution remains unapplied after payment of all of the above specified costs as applicable, then the remainder shall be applied as a general credit against any other usual and customary costs: (a) actually incurred by Buyer in closing on the purchase and sale of the Property, and (b) shown as charges to Buyer on the Closing Disclosure. Notwithstanding the foregoing: (i) any contribution by Seller to Buyer's closing costs shall be subject to Buyer's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Buyer, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Buyer. As used herein, "**Preferred Lender**", if any, shall include: **.** If no Preferred Lenders are listed in the preceding sentence, the incentive contained in this Section shall apply to the use of DHI Mortgage only.

   BUYER ACKNOWLEDGES AND UNDERSTANDS THAT THE INCENTIVE DESCRIBED IN THIS SECTION IS EXPRESSLY CONDITIONED ON BUYER'S USE OF DHI MORTGAGE OR PREFERRED LENDER FOR THE LOAN. IN THE EVENT THAT BUYER CHOOSES TO USE A DIFFERENT PROVIDER FOR THE LOAN, BUYER WILL NOT BE ENTITLED TO THE INCENTIVE DESCRIBED IN THIS SECTION.

   Initials DS JT ________ 6/21/2024
   Buyer Date

2. ENTIRE AGREEMENT. **BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS BIA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS BIA OR ELSEWHERE IN THE CONTRACT.**

Initials DS JT ________ 6/21/2024
Buyer Date

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

6/21/2024

Buyer: Arrived Holdings, Inc | Date

SELLER:
D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company

DocuSigned by:
Scott R Partlow
8A593A75C0D1495...

6/22/2024

Scott R Partlow | Date

Officer, D.R. Horton

Initials DS JT | 6/21/2024
Buyer | Date

D·R·HORTON® DHI Listed NYSE
America's Builder

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: Arrived Holdings, Inc
[Homebuyer(s)]

PROPERTY: 5726 Selah St,
SPRINGDALE, AR 72764

FROM: D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company
[Seller]

DATE: June 20, 2024

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD, LIMITED PARTNERSHIP
5502 West Walsh Lane Suite #202
Rogers, AR 72758

D.R. HORTON INSURANCE AGENCY, INC.
1341 Horton Circle
Arlington, TX 76011

DHI TITLE OF ARKANSAS, INC., DBA DHI TITLE AGENCY
7253 W. Sunset Ave. Suite G
Springdale, AR 72762

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD, LP		**DHI TITLE OF ARKANSAS, INC., DBA DHI TITLE AGENCY***	
Loan Origination Charge:	0% of Loan Amount plus $1,045.00	Title Services	$750.00
Processing Fee:	$250.00	Simultaneous Lender's Title Insurance:	$7.50 – $50.00
	An additional 1% of the loan Amount may apply for certain Affordable Housing Loan Programs	Owner's Title insurance	$725.00 - $910.00

*** DHI TITLE OF ARKANSAS, INC., DBA DHI TITLE AGENCY charge estimates are based on an average home price of $300,000. Title Insurance Rates are set by the underwriter. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd.**

Note: If you apply with DHI Mortgage Company, Ltd, LP a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. LP at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum.

ACKNOWLEDGMENT:

I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD, LP** and **D.R. HORTON INSURANCE AGENCY, INC**. and **DHI TITLE OF ARKANSAS, INC., DBA DHI TITLE AGENCY** may receive a financial or other benefit as the result of this referral.

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

________________________________ 6/21/2024

Buyer: Arrived Holdings, Inc Date

D·R·HORTON
America's Builder

COMMUNITY DISCLOSURES ADDENDUM

This Community Disclosures Addendum (this "**CDA**"), is executed in conjunction with and hereby incorporated as an addendum into the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of **5726 Selah St, SPRINGDALE, AR 72764** as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this CDA. To the extent of any conflicts between the Contract, the terms of this CDA, and any other addenda, the terms of this CDA shall control.

1. **DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS (IF APPLICABLE).** As a purchaser of property in the Community, you are obligated to be a member of a property owners' association. Restrictive covenants governing the use and occupancy of the property and all dedicatory instruments governing the establishment, maintenance, or operation of this residential community have been or will be recorded in the Real Property Records of the county in which the Property is located (collectively referred to as the "**Declaration**"). Copies of the restrictive covenants and dedicatory instruments may be obtained from the county clerk.

   You are obligated to pay assessments to the property owners' association. The amount of the assessments is subject to change. Your failure to pay the assessments could result in enforcement of the association's lien on and the foreclosure of your Property.

2. **LAWS, RESTRICTIONS, AND ORDINANCES AFFECTING THE PROPERTY.** Seller hereby notifies Buyer that Municipal, County, State and Federal laws, regulations, and ordinances (individually or cumulatively referred to herein as "**Regulations**") as well as the Declaration and/or deed restrictions placed on the Property prior to, at, or after Buyer purchases the Property may affect the use of the Property and the ability of Buyer to make any or certain improvements or changes to the Property, the Home, and improvements constructed thereon. Such Regulations may include, without limitation, but by way of example, limits on height, impervious cover, ability to irrigate plant material, ability to improve certain areas of the Property, ability to install a swimming pool, ability to trim or remove trees and shrubbery, fencing heights and materials, and a myriad of other issues. Buyer is advised to consult with all applicable local governing authorities, including, but not necessarily limited to, the county and municipality in which the Property is located to determine how the Regulations affect the Buyer.

3. **COMMUNITY DEVELOPMENT**. Seller has made no representations or provided any assurances to Buyer with respect to the planned or future development of the Community, including, but not necessarily limited to, the build out of the Community, the use of or plans for undeveloped sites, the overall completion schedule, the reconfiguration, elimination, or addition of sections, home sizes, features, sale prices, plan elevations, floor plans, lot sizes, drainage pond configurations, or any other issues related to the homes to be constructed in the Community. Buyer understands that all of these items are subject to change, at Seller's, the developer's, or any other builder's sole discretion. Buyer further understands and acknowledges that Seller makes no representations regarding whether it or any other builder will continue to build homes in the Community. Seller reserves the right to make changes to or modify, at any time, the features, elevations, and specifications of any homes offered for sale in the Community, including changes or modifications to the building materials, exterior cladding, colors, exterior features, interior features, and/or the landscaping. Buyer further understands that Seller or the developer of the Community reserve the right to change the Community entrances and exits to the Community, at their sole and absolute discretion, and that Seller makes no representations or promises that the additional entrances or exits will (or will not) be opened in the Community.

   Buyer understands that the Community may be under development for an extended period of time and that additional homes, amenities, and/or improvements may be constructed after Buyer takes possession of the Property. Buyer acknowledges that, due to such development, Buyer's use and enjoyment of the Property may be negatively impacted by noise, traffic, and dust from construction activities. Buyer further understands that sales activities may continue in the Community, such as the operation of model homes and open houses, which could cause an increase in traffic and visitors to the Community. Seller makes no promises or representations that Buyer's use and enjoyment of the Property will be unaffected or that Buyer will not be impacted as a result of the continuing development and sales activities.

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4. **ROAD CONSTRUCTION.** Buyer acknowledges that road construction and road improvements may occur from time to time on roads and/or highways adjacent to and/or surrounding the Community. In addition, the Community developer may construct roads within the Community. Road construction and improvements may cause changes in traffic patterns, lighting, landscaping,

retaining walls, signs, bridges, rails, toll plazas, abutments, increased noise, and/or environmental impacts. Seller recommends that Buyer perform independent research on any pending or planned road construction to ascertain location and potential impacts. Seller further recommends that Buyer contact any local governing authorities for more information. Buyer acknowledges that Seller and Seller's agents cannot predict the exact location or impact of any road construction or road improvements. Buyer assumes responsibility for determining any impacts on Buyer's purchase of the Home and understands that Seller is not responsible, in any way, for the timing or location of road improvements.

5. **TAX RATES.** Buyer should not rely on the Seller's current tax rates as to the amount that the Buyer will be obligated to pay subsequent to Closing or in any subsequent years for the Property. Seller is not responsible for and has no control over the applicable tax rates or assessments levied by utility, improvement, or other tax assessing district/utilities. Seller is further not responsible for communicating any information regarding real estate taxes (current or future) or assessments and cannot and will not predict what the taxes on the Property may be. Buyer should confirm any information provided concerning appraisals, assessments, tax valuation, tax rates or other tax-related questions with Buyer's personal tax advisor and the local taxing authorities.

6. **ZONING/DEVELOPMENT STATUS OF SURROUNDING PROPERTY/ANNEXATION.** Seller has made no representations or provided any assurances to Buyer concerning the uses of the property surrounding the Community. Buyer understands that Seller has no control over zoning and development or the character and use of the surrounding property in and around the Community. Even as to property owned by Seller that is in the vicinity of Buyer's section of the Community, changes in the site plan, density, house sizes, prices, and land uses may occur to accommodate land use, governmental concerns, and/or economic issues. As a consequence, Buyer agrees that Seller has made no representations to Buyer with respect to the development, character, or use of surrounding property outside Buyer's specific section of the Community.

   Buyer further understands that Seller may not own the property surrounding the Community and that Seller cannot control the uses of such property. Buyer understands that such property may be used for commercial purposes, industrial purposes, single or multi-family housing or that it may be vacant, rural, or used for agricultural purposes. Seller cannot identify all potential uses and makes no representations or assurances with respect to the historical, current, or future uses of such property. For additional information concerning the potential use of the land surrounding the Community, Buyer is encouraged to inspect the adjacent property and contact the Planning Department of the local city or county for further information, including the status of zoning, subdivision, or other developmental approval of property surrounding the Community.

   If the Property that is the subject of this contract is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information.

7. **CONSTRUCTION AND LOCATION OF UTILITY IMPROVEMENTS.** The Community may be under construction and, as of the Contract Date, may not yet be finally accepted by the applicable governmental entities having jurisdiction over the Community. Easements and rights-of-way may exist on or adjacent to the Property, which will permit the utility companies to locate improvements on or adjacent to the Property. Buyer understands and agrees that Seller has no control over the location of these easements, rights-of-way, or utility improvements, including but not limited to the installation and placement of electric transformer boxes, electric meters, utility poles, cable boxes, gas lines, gas meters, high voltage transmission lines, telephone lines, and related equipment. The utility companies responsible for installing these items control the location of such improvements. Buyer agrees that Seller has made no representations as to the location or timing of these improvements.

8. **LANDSCAPING/TREES.** Buyer understands that Seller has no control over the longevity of trees, if any, and other landscape improvements installed or existing on the Property or in the Community. Seller disclaims any warranty, implied or otherwise, with respect to any landscape improvements including, but not limited to, trees, shrubs, flowers, and sod. In addition, during construction of the Home and the further development of the Community, it is possible that trees may be damaged or removed and Seller makes no representations regarding the future survival of any trees in the Community, including those located on the Property.

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9. **STREET TREES**. Buyer understands that any trees planted along streets and inside any right-of-way within the Community are called street trees ("**Street Trees**"). Removal of Street Trees may be prohibited by the Declaration or the applicable governing entity. **Buyer may be required to maintain any Street Tree(s) located in the right-of-way adjacent to the Property and/or replace any demised Street Tree(s) located in the right-of-way adjacent to the Property**.

10. **COMMON AREA MAINTENANCE.** Common areas in the Community may be currently maintained by Seller, the developer, the Association, a public utility district, or other builders for marketing purposes. Seller is under no current or future obligation to maintain the common area. The common area may be subsequently maintained by owners of lots in the Community, the

Association, or any other public agency, authority or utility that has accepted dedication of said area, as set out in the Declaration. Seller may not be the developer of the Community and, in such circumstance, has no control over the Association or the common area. If Seller is not the developer of the Community, the Association and/or the developer are responsible for ongoing maintenance of Association facilities and all other Association costs.

11. **AMENITY AND/OR PARK DISCLOSURE**. To the extent that Seller or the developer of the Community has plans to build any amenities (including, but not limited to, parks, community centers, pools, pavilions, play areas, water features, biking or walking trails, sport courts, and open spaces), within the Community and those amenities are not completed at the time of Closing, Buyer understands that Seller makes no representations or promises regarding the timing of construction or the type/composition of such amenities. Buyer understands that Seller or the Community developer may construct the amenities at any time in its sole and absolute discretion and that Seller's plans for the amenities are also subject to change, at any time, in its sole and absolute discretion. Buyer understands that the local governing authorities may not approve the amenity plans or may pass ordinances, regulations, or laws that may impact, restrict or prohibit the construction of certain planned amenities within the Community. To the extent that Seller or the developer of the Community is not authorized to or is negatively impacted, restricted, or prohibited from constructing the planned amenities by the local governing authorities, Buyer agrees that Seller and/or the developer of the Community shall have no responsibility or liability for the failure to construct the planned amenities.

12. **WETLANDS**. Buyer understands that the Community and/or the Property may be adjacent to waterways and wetlands, some or all of which may be designated as jurisdictional waters of the United States (the "**Wetlands**"). Buyer understands that these Wetlands may, at times, be filled with water and may serve as a habitat for numerous species and varieties of wildlife and plants. The Wetlands may also serve as a natural filter for water runoff. Due to the proximity of the Wetlands to the Community, Buyer understands and acknowledges that Buyer may find wild animals in or near the Community or the Property, including, but not necessarily limited to, spiders, snakes, and other reptiles or insects. The Wetlands may be protected by federal or state restrictions that prohibit any persons from disturbing or, in any way, adversely affecting the Wetlands. Buyer understands and agrees that Buyer will not disturb the Wetlands in any way and will refrain from conducting any activities, which may adversely impact the Wetlands, which activities may include, but are not necessarily limited to, mowing, cutting, or maintenance of the vegetation in or around the Wetlands areas or discharge of chemicals into the Wetlands areas.

13. **RETAINING WALLS AND/OR FRENCH DRAINS.** Buyer understands that there may be a retaining wall or other similar type structures (one or more collectively referred to as the "**Retaining Wall**") and/or a French drain or similar drainage structure (one or more collectively referred to as the "**French Drain**") on Buyer's Property. Buyer understands that if a Retaining Wall and/or French Drain is located on the Property, that Buyer is solely responsible for the maintenance of the Retaining Wall and/or French Drain. Buyer further understands that, to the extent required by the Declaration, if Buyer shares a Retaining Wall and/or French Drain with a neighbor, that both parties will be responsible for shared maintenance of the Retaining Wall and/or French Drain. Buyer agrees that Buyer will not install any improvements on the Property, including, but not limited to, swimming pools or landscaping, if such improvements may have an impact on the structural integrity or function of the Retaining Wall and/or French Drain. Buyer understands that Buyer will be responsible for any damage caused by the failure of the Retaining Wall and/or French Drain to the extent Buyer fails to properly maintain the walls and/or drainage structures or installs improvements that affect the Retaining Wall's and/or French Drain's structural integrity or otherwise compromise the Retaining Wall's and/or French Drain's function or purpose. Buyer is strongly encouraged to consult with a qualified structural or civil engineer, as applicable, before making any improvements to the Property that could impact the Retaining Wall or French Drain.

14. **MOISTURE AND MOLD PREVENTION**. Buyer understands that mold growth may occur when excessive moisture accumulates in the Home or Home materials including, but not limited to, carpet, ceiling tile, insulation, and drywall, or in heating, ventilation, or air conditioning systems. Sources of indoor moisture may include, but are not limited to, leaks, flooding, condensation, or water vapor from kitchens, showers, sinks, appliances, or external influences. Buyer further understands that failure to maintain the Home's internal temperature to prevent condensation, high humidity, and limited air circulation within the Home may cause moisture accumulation and resulting mold growth. Buyer is encouraged to continuously run Buyer's air

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conditioning unit, regardless of whether Buyer or Buyer's guests/tenants are occupying the Home, during the summer months to maintain adequate temperature and air circulation and to discourage conditions that lead to moisture accumulation and mold growth. Buyer is encouraged to consult with an engineer and/or mold specialist to obtain detailed information regarding measures to prevent excessive moisture within the Home and/or the risk of mold growth in the Home. Buyer understands that Seller is not responsible for any damage to the Home caused by mold growth due Buyer's failure to properly monitor and/or maintain conditions within the Home to prevent dampness or moisture accumulation, and that Buyer is solely responsible for any such damage.

15. **FOUNDATION MAINTENANCE AND SOIL CONDITIONS.** Buyer acknowledges that expansive soils are found in many areas. Expansive soils contain natural clay materials that expand when wet or contract when dry. Although the Home's foundation was designed by a professional engineer based on the soils present in the Community, movement from expansive soils can cause cracking or separation of building materials or finishes. To minimize the amount of movement, Buyer agrees to monitor the moisture content of the soils around the foundation to maintain consistent moisture conditions and to maintain positive drainage so that water does not pond near the foundation. Before installing any landscaping, trees, shrubbery, swimming pools, decks, retaining walls, patios, or other improvements that may impact the existing drainage patterns or pull moisture from the soil, Buyer is strongly encouraged to consult a professional engineer. Buyer understands that Seller is not responsible for any damage to the foundation of the Home due to the failure of Buyer to properly maintain the foundation, including the soil conditions under and around the foundation or existing drainage patterns and that Buyer is solely responsible for any such damages.

16. **SCHOOL BOUNDARIES.** Buyer acknowledges that the boundaries of the applicable school district may be modified or relocated by the school district at any time as schools are added, removed and/or the population shifts. While Seller makes every effort to update its publications, changes may occur without notice to Seller or Buyer. Seller has no control or influence over the schools or school districts available to residents of the Community. Buyer is solely and independently responsible for determining which schools or school districts are available to Buyer and should not rely on any representations made by Seller concerning such matters.

17. **SEX OFFENDER REGISTRY**. Your state maintains an internet registration database of the names and addresses of registered sex offenders. If this information is important to Buyer's buying decision, Buyer should review the applicable state website. Seller has no input into such database and is not responsible for its accuracy.

18. **NOTICE OF WATER LEVEL FLUCTUATION.** If the Property adjoins a water impoundment such as a lake or pond, Buyer understands that the water level of the impoundment fluctuates for various reasons, including, as a result of: (1) an entity lawfully exercising its right to use the water stored in the impoundment; or (2) drought or flood conditions. Buyer understands that Seller makes no representations, promises, or guaranties that the water level of the impoundment or any other bodies of water in the Community will remain consistent. Buyer acknowledges that, at some times, the water level may be higher, lower, or nonexistent when compared to the current level.

19. **FLOOD ZONE DESIGNATION.** If applicable, according to the existing Flood Insurance Rate Map ("**FIRM**") or other flood hazard data issued by the Federal Emergency Management Association ("**FEMA**"), some or all of the lots in the Community may be located within a Special Flood Hazard Area ("**SFHA**") commonly referred to as the 100-year floodplain. Other lots in the Community may be outside of the SFHA, which is commonly referred to as the 500-year floodplain. Flood insurance is mandatory for lots within the 100-year floodplain and is available for lots within the 500-year floodplain. Depending on FEMA's floodplain designation of the Property, floodplain insurance for the Property may be required by Buyer's Lender. For additional information concerning such requirements, Seller strongly recommends that Buyer consult the Lender.

Buyer understands that Seller has no control over the floodplain designations and that the designations are subject to change over time. FEMA may change the floodplain designation for any number of reasons, including development, weather pattern changes, or erosion. Seller makes no representations, promises, or guaranties regarding the current or future floodplain designation for the Property or for any other property in the Community, other than as set forth herein. Buyer expressly acknowledges that the floodplain designation for the Property may change and that such change could result in Buyer being required to purchase flood insurance. For additional information concerning the floodplain designation, Buyer should contact FEMA or the local governing authorities where the Property is located.

20. **FLOODING.** Buyer acknowledges that the Property and other portions of the Community are subject to flooding during major storm events, regardless of the floodplain designation. Buyer further acknowledges that efforts to mitigate against flooding, such as raising the finished floor elevations and improving drainage, are not always successful or feasible. Even if Seller or the developer has taken such steps in an attempt to mitigate against flooding in the making of improvements to the Property, Buyer

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understands that Seller makes no representations, promises, or guaranties that the Property will not flood or be subject to damage from a flood event. For these reasons, Seller strongly recommends that Buyer purchase flood insurance to protect the Property in case of a flood event. By agreeing to purchase the Property, Buyer accepts the obligations and consequences of ownership of the Property, including Buyer's responsibility to purchase flood insurance if Buyer desires insurance coverage from potential flooding or is required to do so by Buyer's Lender.

21. **RAILROAD.** Buyer acknowledges that there may be railroad lines running near or adjacent to the Community. When in use, the trains on the railroad lines will emit loud noises, including horn sounds, which are frequently and repeatedly heard inside the Community. In addition, the operation of the trains may result in dust and other debris that may impact the Community residents. Buyer understands that Seller does not own the railroad tracks or trains, and has no control or influence over the hours of operation or the use of the railroad lines. Buyer further understands that the railroad may be in operation at night. Seller makes no warranties or representations and provides no assurances regarding the noise level that will be emitted from the railroad lines or the hours of operation. Buyer understands that Buyer is solely responsible for determining whether the railroad lines are a concern or nuisance prior to purchasing the Property.

22. **PIPELINES AND DRILL SITES**. Buyer acknowledges that one or more drill sites (sometimes collectively referred to herein as the "**Drill Site**") pipelines, pipeline right-of-ways, or pipeline easements (sometimes collectively referred to herein as the "**Pipelines**") may exist near or within the Community. The Pipelines may have previously been used and abandoned or may currently be used for the transport of petroleum products, natural gas, or other gases or liquids. The Drill Site may have been previously used or abandoned or may currently be used for the exploration or extraction of oil, natural gas, petroleum products, or other gases or liquids located near the Drill Site. Buyer understands that there may also be Pipeline or Drill Site related equipment or facilities located near or within the Community.

The Pipelines and Drill Site may include easements or right-of-ways, which grant the right to certain pipeline or drilling companies to enter the easement areas to install, maintain, repair, and replace pipelines and pipeline and Drill Site related facilities, equipment, and improvements. Such activities may include, but are not necessarily limited to, the right to excavate using heavy equipment and to remove improvements, trees, landscaping, or vegetation located or installed in the subject area. Buyer understands that these activities may negatively impact the Community, including Buyer's enjoyment of the Property and the Community, as they may result in increased truck traffic, congestion, noise, dust, and odors.

23. **LACK OF SURFACE WAIVERS/MINERAL RIGHTS**. Buyer understands that the mineral interest estate for the Property and other property in the Community (collectively the "**Mineral Estate**") may be owned or partially owned by one or more third parties together with their lessees, if any, (collectively the "**Mineral Estate Owners**"). Buyer further understands that the Mineral Estate Owners may not have waived their right to access the surface estate of the Property and/or the Community for the purpose of exploring and/or extracting minerals or other substances. The Mineral Interest Owners may have previously, may currently, or may in the future exercise their right to explore, develop, access, operate, inspect, install, maintain, repair, and/or remove pipelines, roads, wells, and related equipment and facilities on the surface estate of the Community and/or the Property, which may include, but not necessarily be limited to accessing, drilling, mining, producing, transporting, and storing of oil, gas, or other substances and the use of related equipment or facilities located near or within the Property and/or the Community for such purposes (collectively referred to herein as the "**Mineral Estate Uses**"). The Mineral Estate may include easements or right-of-ways, which grant the right to certain persons or companies to enter the easement areas to perform the Mineral Estate Uses. Buyer understands that there may be drill sites established in the Community and that Seller has no control over the location of such sites.

24. **SEPTIC SYSTEM DISCLOSURE**. Buyer acknowledges that the homes in the Community, including the Home, may utilize a septic system for sewage and waste water treatment (the "**Septic System**"). A Septic System is a self-contained, underground wastewater treatment system, which consists primarily of: (a) a septic tank; (b) a septic drain field; and (c) a pipe running from the Property to the tank. Buyer hereby acknowledges that the Septic System requires regular maintenance and inspection and that Buyer is solely responsible for such maintenance and inspection. Buyer acknowledges that failure to provide routine care, maintenance, and inspection for the Septic System can result in the failure of the Septic System, which can cause odors and health or environmental threats, including, but not limited to, well and drinking water contamination. In addition, failing to properly maintain the Septic System can result in system failure requiring expensive repairs or replacement. Buyer understands that these same issues can arise from the failure of other homeowners in the Community to maintain the Septic System on their property and that Seller is not responsible, in any way, for such failures.

25. **NOTICE REGARDING PROPANE GAS TANK**. Buyer acknowledges that natural gas may not be available to serve the Community or the Property. In such instances, a propane gas tank may be installed underground on the Property for use by

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Buyer, in Seller's sole and absolute discretion. If a propane gas tank is installed, Buyer understands that Seller is not the owner of the gas tank. Seller leases the gas tank from a third party (the "**Tank Owner**") and Seller's obligations under the lease will transfer to Buyer at Closing. Buyer further understands that, upon Closing, Buyer will be responsible to pay an annual fee, plus any equipment deposits, installation fees, service fees, connection fees, plus the cost of gas to the Tank Owner to maintain the lease of the tank. The Tank Owner may have rights of access to the Property to inspect, maintain, or repair the tank. The Tank Owner may also have the right to enter the Property to remove the tank if Buyer fails to maintain the lease, including, by making all necessary payments described herein. Buyer understands that Buyer's Property may be damaged by Tank Owner if it digs on Buyer's Property to remove the tank and that Seller is not responsible, in any way, for any such damage.

26. **ENVIRONMENTAL DISCLAIMER**. Buyer acknowledges that various environmental related conditions may exist within or near the Community and Property, including, but not limited to radon, gas, pollution, and formaldehyde. Buyer acknowledges that Seller has no control over such conditions or any impacts they may have on Buyer's use and enjoyment of the Property. Buyer further understands that Seller makes no warranties or representations as to the presence or non-presence of such conditions near or within the Community. Prior to Closing, and upon written consent from Seller, Buyer is encouraged to perform any tests or inspections that Buyer may deem necessary to identify the presence of any environmental conditions that may affect the Property, the Community, and Buyer's use and enjoyment thereof.

27. **UTILITY RATES.** Buyer understands that Seller is not responsible for the utilities and makes no representations or assurances regarding the available utility providers for the Community. Buyer further understands that Seller is not responsible for and makes no warranties or representations regarding the rates or, as applicable, taxes or assessments to be charged to Buyer by utility service providers.

28. **CERTIFICATED SERVICE AREA OF UTILTIY SERVICE PROVIDER**. The Property may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer services to the properties in the certificated area, which may include the Property. If the Property is located in a certificated area there may be special costs or charges that Buyer will be required to pay before Buyer can receive water or sewer service. In addition, there may be a period required to construct lines or other facilities necessary to provide water or sewer services to the Property. Buyer is advised to determine if the Property is in a certificated area and contact the utility service provider to determine the cost that Buyer will be required to pay, if any, and the period, if any, that is required to provide water or sewer service to the Property. By signing below, Buyer acknowledges receipt of the foregoing notice at or before the execution of the Contract.

29. **PUBLIC IMPROVEMENT DISTRICT**. Buyer may be obligated to pay an assessment to a municipality or county for an improvement project undertaken by a public improvement district under Subchapter A, Chapter 372, Local Government Code or Chapter 382, Local Government Code. The assessment may be due annually or in periodic installments. More information concerning the amount of the assessment and the due dates that assessment may be obtained from the municipality or county levying the assessment. The amount of the assessments is subject to change. Buyer's failure to pay the assessments could result in a lien on and the foreclosure of Buyer's Property.

30. **SEVERE WEATHER CONDITIONS**. The windows, masonry walls, siding, sliding glass doors, French doors, and roof vents are not absolutely waterproof, but are intended to be water resistant during average weather conditions. During severe weather conditions and/or wind-driven rain, Buyer may experience leaks around the sliding glass doors, French doors, masonry walls, windows, and roof vents of the Home. This is not considered a warrantable situation and consequential damages from such an event is not covered. Under certain weather conditions, mildew and/or mold may occur. The presence of mildew is not a warrantable situation.

31. **CONCRETE, STUCCO, AND FIXTURES**. Buyer understands and acknowledges that all concrete is subject to shrinkage and surface cracking and that it is expected that hairline fractures will develop in stucco exteriors. Such surface cracking is typically a cosmetic condition only and does not impact the structural integrity of the concrete or stucco and is not a warrantable item. Buyer further understands that light fixtures, plumbing, and other metal fixtures are subject to tarnishing over time and Seller has no control over such conditions.

32. **COLOR AND BUILDING MATERIAL VARIANCE**. Buyer understands and acknowledges that the colors of all building materials, including, but not limited to, stucco, paint, cabinets, counters, tile, flooring, and trim whether man made or natural, may vary slightly in color and texture from original samples that may have been presented at sales office or design centers. Buyer agrees to accept said variances as dye lots can and will vary and natural materials will never be exactly the same.

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33. LOCATION AND ORIENTATION. The location of the Home on the lot will be determined by Seller in accordance with accepted construction practices and local building codes. Garage orientation, front and side area set back will be determined by Seller. The slope of driveways and the elevation of garages, porches, patios, and finished floors may vary on each homesite. Further, the elevations of the finished floors within a particular homesite may vary from one another and as a result, it may become necessary to construct steps to provide access from the lower floor to the higher floor, which steps may affect the effective depth of the lower room at the location of the steps. The height and amount of brick on the exterior elevations may vary from models on other plans in production to the grade of the individual lot.

34. CLUSTER/GANG MAILBOX. Buyer acknowledges that mailboxes serving the Community may be installed as "cluster/gang mailboxes." In such event, individual mailboxes will not be installed separately on the Property, and Buyer will not have curbside delivery and pick-up of the mail. Seller shall not be responsible for any issues related to the mailboxes, including any inconvenience to Buyer resulting from the installation, maintenance, and use of gang/cluster mailboxes or the delivery and picking up of mail to and from such mailboxes. Buyer acknowledges that neither the Seller nor the Association is responsible for the maintenance of the mailboxes or for any damage that may occur to the mailboxes. For additional information regarding the required use of gang/cluster mailboxes, Buyer should contact the United States Postal System.

If applicable, at Closing, Buyer will receive the key to the gang/cluster mailbox. Buyer understands that Buyer will be solely responsible for all costs of any locksmith services associated with the key or the mailbox of any kind or for any reason whatsoever, including, but not necessarily limited to, the costs of making a duplicate key, replacing the key in the event of loss, including theft or damage, and rekeying or changing the locks on the mailbox.

35. INVESTOR HOMES/RENTALS AND INVESTOR MAINTENANCE. Buyer acknowledges that Seller or any other builder or developer may sell homes to non-owner occupied buyers. The actual percentage of homes sold to these buyers may vary. The number of investment homes and/or rentals will not be monitored by the Seller. **Buyers of investment properties understand there may be mandatory front yard maintenance required through the Association**. Investors are responsible for insuring their tenants adhere to the Association guidelines. This is not applicable to townhomes and/or condominiums due to the shared common areas.

36. NOTICE REGARDING SERVICE PROVIDERS. Buyer understands that Seller is not responsible for the timing or selection of internet, cable, television or phone service that may be available to the Community. Seller makes no assurances regarding current or future available internet, cable, television, or telephone providers for the Community or whether these services are operational to the Property. Buyer understands that Buyer has sole responsibility to arrange for internet, cable, television, or telephone services, if available, for the Property. Buyer further understands that Seller is not responsible for and makes no warranties or representations regarding reliability of or service rates for internet, cable, television, or telephone services.

37. THIRD PARTY MARKETING AGREEMENTS. Seller and/or the developer may enter into marketing agreements with third parties, under which Seller may allow third parties to place information about their services in Seller's model homes or sales office. In addition, Buyer understands that by signing the Contract, Buyer authorizes the release of Buyer's name and contact information to third parties who may have joint marketing or other similar type arrangements with Seller. Depending upon the Community, these companies may contact Buyer in an effort to solicit services and products available in the Community. Seller may receive compensation from the third parties as a result of these joint marketing efforts. Seller is not responsible for the availability or quality of any such services and Seller makes no warranties or assurances about the availability, quality, or charges **associated with such services.**

38. NOTICE OF COLLECTION AND SHARING OF PERSONAL INFORMATION. We are providing you with this notice regarding the personal information we collect, how we use it, and with whom we share it. You can learn more about privacy, how we protect your personal information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy. Identifiers are pieces of information directly linked to a particular individual, such as your name, address, email address, and phone number. We use and share this information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. We also may be required by law to collect this information. At times, we may share identifiers with our third-party service providers, our affiliates, or other third parties to fulfill these purposes. Depending on the nature of our interaction with you, we may be required under state or federal law to collect certain information related to legally-protected characteristics. This may include your age, sex, race, national origin, or disability. We maintain this information to confirm our compliance with the law, or otherwise to provide you with information about products and services. We may collect certain professional, educational or employment-related information

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Buyer Date

about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

39. IMPERVIOUS COVER RESTRICTIONS. Buyer understands that impervious cover is any type of human-made surface on the Property that cannot effectively absorb or filter rainfall ("Impervious Cover"). Examples of Impervious Cover include, but are not limited to, rooftops, patios, swimming pools (above and below ground pools), driveways, sidewalks, roadways, parking lots, and some decks. Buyer understands that the local governing authorities have rules and regulations which may limit the amount of Impervious Cover that is allowed to exist on any given lot. Buyer further understands that Impervious Cover restrictions may limit Buyer's right to construct certain improvements on the Property and that construction of Impervious Cover may not be permitted on Buyer's Property. Before constructing any improvements on the Property, Buyer is encouraged to contact the Association and/or the local governing authorities for information on the Property's remaining amount of allowed Impervious Cover and relevant Impervious Cover restrictions. Buyer further understands that Buyer's failure to observe these Impervious Cover restrictions could result in the Association and/or the local governing authorities requiring that Buyer reduce or remove any Impervious Cover that is violative of the maximum allowed amount of Impervious Cover on Buyer's Property. Buyer further understands that Buyer's construction of Impervious Cover in violation of Impervious Cover restrictions may result in in greater erosion, storm damage, flash flooding, and streambed scouring on Buyer's Property.

40. TRANSFER FEE. The Property may be subject to a private transfer fee obligation.

41. INSULATION. As required by Federal Trade Commission Regulations, the information relating to the insulation installed or to be installed in the Home is as follows:

(a) Exterior walls of improved living areas: insulated with insulation to a thickness of inches which yields an R-Value of R-13.

(b) Walls in other areas of the home: insulated with insulation to a thickness of inches which yields an R-Value of R-19. Seller hereby discloses and Buyer understands that Seller will not install insulation in internal walls.

(c) Ceilings in improved living areas: insulated with insulation to a thickness of inches which yields an R-Value of R-38.

(d) Floors of improved living areas not applied to a slab foundation: insulated with insulation to a thickness of inches which yields an R-Value of N/A.

All stated R-Values are based on information provided by the manufacturer of the insulation.

42. ENTIRE AGREEMENT. BY BUYER'S EXECUTION BELOW, BUYER ACKNOWLEDGES THAT BUYER HAS READ AND UNDERSTOOD THIS CDA AND THAT SELLER HAS NOT MADE AND BUYER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS CDA OR ELSEWHERE IN THE CONTRACT.

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

6/21/2024

Buyer: Arrived Holdings, Inc — Date

SELLER:

D.R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company

DocuSigned by:
Scott R Partlow
8A593A75C0D1495...

6/22/2024

Scott R Partlow — Date

Officer, D.R. Horton

Initials DS JT 6/21/2024
Buyer Date

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed *after closing*, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: Work Phone #: Home Phone #:

Email Address (primary): Jeff@arrivedhomes.com Email Address (secondary):

My New Home – Address /Direct Mail: 5726 Selah St, SPRINGDALE, AR 72764
Community/Subdivision Name:

Projected Closing Date: **TBD**

BUYER(S):

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

6/21/2024

Buyer: Arrived Holdings, Inc Date

06/20/2024

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	Arrived Holdings, Inc		
Subdivision:	Habberton Ridge		
Lot Address:	5726 Selah St, SPRINGDALE, AR 72764		
Lot/Block:	221/	**Builder Key:**	373570232
Total Price:	$330,000.00	**Ratify Date:**	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:	SFR Realty LLC		
Company Address:	3960 Howard Hughes PKWY STE. 5 Las Vegas, Nevada 89169		
Broker Officer:	Jason Green		
Broker Officer License:	PB00093013	**Officer Email:**	Jason@sfrrealty.com
Agent Name:	Jason Green		
Agent License:	PB00093013		
Agent Email:	jason@sfrrealty.com		
Agent Cell:			
Agent Work:	5173311750		
Agent Fax:			

SALES AGENT

Agent Name: Luis Sandoval
Agent Email: [redacted]
Agent Cell:

SELLER INFORMATION

Name: D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company
Address: 1204 E Joyce Blvd# 102
Fayetteville, AR 72703

SETTLEMENT AGENT INFORMATION

Company Name: DHI TITLE
Company Address: 7253 W Sunset Ave Ste G
SPRINGDALE, AR 72762
Agent Name: ROBINSON, JOE
Agent Email: [redacted]
Agent Cell:
Agent Work:
Agent Fax:

D·R·HORTON®
America's Builder

COMMISSION AGREEMENT ADDENDUM

This Commission Agreement Addendum (this "**Addendum**"), is executed in conjunction with the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of 5726 Selah St, SPRINGDALE, AR 72764, as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this Addendum. To the extent of any conflicts between the Contract and this Addendum, the terms of this Addendum shall control.

1. **Real Estate Commission.** Pursuant to the Contract or other relevant agreements, as applicable, Buyer's real estate agent/broker (the "**Agent/Broker**") will be paid a Broker's Commission in connection with the purchase of the Property in the amount of 3.00% of final sales price / $ 0.00. As used herein, the term "Broker's Commission" includes all commissions, fees, incentives and bonuses to be received by the Agent/Broker in connection with the Contract. The Broker's Commission is only earned and payable upon closing and funding pursuant to the terms of the Contract.
2. **No Third-Party Beneficiaries.** This Addendum is not intended to confer upon Agent/Broker any rights or remedies under the Contract, and Agent/Broker is not entitled to rely on any representation, warranty, covenant, or agreement contained in the Contract, including any rights and remedies provided to Buyer therein for breach and/or enforcement of the Contract.
3. **Disputes**. Agent/Broker understands and agrees that Agent/Broker has no rights under and shall not be entitled to file suit against Seller or take any legal action whatsoever in connection with the Contract, or any alleged breach thereof except for a claim related to Seller's failure to pay the Broker's Commission upon the Closing and funding of the Property. Agent/Broker further expressly waives all rights, if any, to record or file a lien or other encumbrance against the Property. Agent/Broker further agrees that any such wrongful recording will constitute a default by Agent/Broker, and Agent/Broker agrees to fully indemnify, hold harmless, and defend Seller from and against any and all losses, damages, costs, expenses, and liabilities incurred by Seller for any such wrongful recording including, without implied limitations, court costs and attorneys' fees.
4. **Contract Notices.** Agent/Broker understands and agrees that it is not a Seller default under the Contract if Seller fails to (a) send any notices required under the Contract to the Agent/Broker and/or (b) keep the Agent/Broker informed of the status of the Contract, construction status of

D·R·HORTON®
America's Builder

the Property, and/or the estimated Closing Date for the Property.

5. **ENTIRE AGREEMENT**. **BY BUYER'S AND AGENT/BROKER'S EXECUTION BELOW, BUYER AND AGENT/BROKER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THIS ADDENDUM AND THAT SELLER HAS NOT MADE AND THEY HAVE NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS ADDENDUM OR ELSEWHERE IN THE CONTRACT.**

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...
6/21/2024

______________________________ ________

Buyer: Arrived Holdings, Inc Date

DocuSigned by:
Jason Green
6DF9C9468F8F400...
6/20/2024

______________________________ ________

Broker Agent: Jason Green Date

FLOODPLAIN DISCLOSURE ADDENDUM

This **Floodplain Disclosure Addendum** (this "Addendum") is executed in conjunction with and hereby incorporated into the Real Estate Purchase Contract (the "Contract") between Buyer and Seller, as defined therein, for the Property with an address of 5726 Selah St, SPRINGDALE, AR 72764, as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this Addendum. To the extent of any conflicts between the Contract and this Addendum, the terms of this Addendum shall control.

1. Floodplain. Seller recommends that Buyer review or contact a professional to review the existing Flood Insurance Rate Map ("FIRM") or other flood hazard data issued by the Federal Emergency Management Association ("FEMA") to determine whether the Property is located in or adjacent to a Special Flood Hazard Area ("SFHA") commonly referred to as the 100-year floodplain or, alternatively, in or adjacent to an area not designated as a SFHA commonly referred to as the 500-year floodplain. If the Property is located in a floodplain, floodplain insurance for the Property may be required by Buyer's Lender. Seller recommends that Buyer consult Buyer's Lender.

2. Floodplain Designation Changes. Buyer understands that Seller has no control over the floodplain designations and that the designations are subject to change over time. FEMA may change the floodplain designation of the Property or any adjacent property at its sole discretion. Seller makes no representations, promises, or guaranties regarding the current or future floodplain designation for the Property or for the Community. Buyer expressly acknowledges that the floodplain designation for the Property may change and that such change could result in Buyer being required to purchase flood insurance.

3. Flooding. Buyer acknowledges that the Property and/or the Community may be subject to flooding during major storm events, regardless of floodplain designation. Buyer understands that Seller makes no representations, promises, or guaranties that the Property will not flood or be affected during a flood event.

4. Buyer's Acceptance. Buyer accepts the obligations and consequences of ownership of the Property, including Buyer's responsibility to purchase flood insurance if Buyer is required to do so by Buyer's Lender.

5. No Duty. Buyer acknowledges and agrees that Seller has no duty or obligation to conduct its own investigation of the Property or to provide any further information to Buyer.

IN CONSIDERATION OF SELLER'S AGREEMENT TO SELL THE PROPERTY TO BUYER, BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, (a) SELLER AND ITS AFFILIATES ARE NOT RESPONSIBLE FOR ANY FLOODPLAIN DESIGNATIONS, THE PURCHASE OR REQUIREMENT TO PURCHASE FLOOD INSURANCE, OR FLOODING OF THE PROPERTY THAT MAY OCCUR AND (b) BUYER AND BUYER'S SUCCESSORS HEREBY WAIVE AND RELEASE SELLER AND ITS AFFILIATES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES THAT BUYER MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO ANY FLOODING, FLOOD INSURANCE, OR FLOODPLAIN DESIGNATIONS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...
______________________ 6/21/2024

Buyer: Arrived Holdings, Inc Date

MAILBOX ACCESS AND KEY RELEASE ADDENDUM

This **Mailbox Access and Key Release Addendum** (this "Addendum") is executed in conjunction with, and hereby incorporated into, the Real Estate Purchase Contract (the "Contract") between Buyer and Seller, as defined therein, for the Property legally described as Lot 221 of Block , at Habberton Ridge, a community in SPRINGDALE, AR, Arkansas as further described in the Contract. To the extent of any conflicts between the Contract and this Addendum, the terms of this Addendum shall control.

1. **Mailbox Access**. Buyer hereby acknowledges that mailboxes serving the Community are installed as "gang/cluster mailboxes." Individual mailboxes will not be installed separately on the Property, and Buyer will not have curbside delivery and pick-up of the mail. Seller shall not be responsible for any issues related to the mailboxes, including any inconvenience to Buyer resulting from any installation, maintenance and use of gang/cluster mailboxes, or the delivery and picking up of mail to and from such gang/cluster mailboxes. Buyer acknowledges that neither Seller nor the Association is responsible for the maintenance of the gang/cluster mailboxes or any damage that may occur to the gang/cluster mailboxes.

2. **Keys and Locksmith Services**. At Closing, Buyer will receive the key to the gang/cluster mailbox. Buyer understands that Buyer will be solely responsible for all costs of any locksmith services associated with the key or the mailbox, of any kind or for any reason whatsoever, including, but not necessarily limited to the costs of making a duplicate key, replacing the key in the event of loss, including theft or damage, and rekeying or changing the locks on the mailbox.

3. **Full Knowledge and Consent.** By executing this Addendum, Buyer, in Buyer's sole discretion, voluntarily elects to purchase the Property, and accepts the obligations and consequences of ownership of the Property, including assuming full responsibility for key or locksmith costs and any issues arising from or any inconvenience to Buyer resulting from any installation, maintenance and/or use of gang/cluster mailboxes, or the delivery and picking up of mail to and from such gang/cluster mailboxes. For additional information concerning the use of gang/cluster mail boxes, Buyer should contact the United States Postal Service. Seller expressly disclaims any and all responsibility for any damages or issues related, in any way, to the gang/cluster mailboxes. **Buyer further agrees to and does hereby release Seller from any and all claims, complaints, causes of action, loss, damage or other liability, arising out of, caused by, or in connection with the existence of the gang/cluster mailboxes, including, but not limited to any claims arising from access to and/or maintenance, operation, repair, availability, convenience or location of the gang/cluster mailboxes.**

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THE MAILBOX ACCESS ADDENDUM SET FORTH ABOVE, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Buyer(s): Arrived Holdings, Inc, **Community:** Habberton Ridge, **Plat:** 221//, **Address:** 5726 Selah St, **Sales Rep:** Luis Sandoval

Job: **373570232**
Printed: 6/20/2024

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...
_________________________________ 6/21/2024
Buyer: Arrived Holdings, Inc Date

D·R·HORTON
America's Builder

Subdivision: Habberton Ridge
Address: 5726 Selah St, SPRINGDALE, AR 72764

I (We) Arrived Holdings, Inc have received and will review the D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company warranty pamphlet. (RWC Warranty)

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

6/21/2024

Buyer: Arrived Holdings, Inc — Date

Seller:D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company
By:

D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company

DocuSigned by:
Scott R Partlow
8A593A75C0D1495...

6/22/2024

Scott R Partlow — Date

Officer, D.R. Horton

Please return with sales contract.

D·R·HORTON®
America's Builder

REAL ESTATE AGENT/BROKER BUYER REGISTRATION FORM

This Real Estate Agent/Broker Buyer Registration Form (this "**Registration Form**"), is executed and submitted by Jason Green, a licensed real estate broker or agent in the State of Arkansas (the "**Agent/Broker**") acting on behalf of the Agent/Broker's Buyers Arrived Holdings, Inc (the "**Buyer**"). This Registration Form contains terms and conditions that Seller D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company ("**Seller**") requires to be met for Agent/Broker to be qualified for a commission. Agent/Broker is advised to carefully review all such terms and conditions prior to executing this Registration Form. Seller, Buyer, and Agent Broker acknowledge and understand that this Registration Form is not part of the Contract (defined in Section 1 below) between Buyer and Seller.

1. **BUYER REGISTRATION.** Agent/Broker understands that to qualify for a commission (if available and offered by Seller), the Agent/Broker must accompany the Buyer to Seller's sales office and register the Buyer on the initial visit. Seller may, in its sole and absolute discretion, allow Agent/Broker to register the Buyer by phone, however, the registration period in such event must be within forty-eight (48) hours of the initial visit. The registration period is thirty (30) days. After the expiration of the thirty (30) day period, if Buyer has not executed a Purchase Contract with Seller for a home in the community that was visited by Buyer (the "**Contract**"), the Agent/Broker will be required to re-register the Buyer to be eligible for the commission fee.
2. **CONDITIONS.** To qualify for a commission, the Buyer must not have been registered as a sales prospect by Seller or have made any follow-up contacts with Seller within a thirty (30) day period prior to executing the Contract. In addition, the Agent/Broker must execute this Registration Form as proof of registration in accordance with Section 1 above or the Buyer will not be registered with Agent/Broker.
3. **NO SPLIT FEES.** Seller will not pay split commissions under any circumstances. In the event that a Buyer has been represented by two or more parties, Seller will pay only the party designated at the time the Contract is executed.
4. **NOT A BLANKET REGISTRATION.** Agent/Broker understands and acknowledges that registering the Buyer for the community identified below does not automatically register the Buyer for Seller's other communities. If the Agent/Broker intends to register Buyer for other Seller communities, Agent/Broker must specifically register the Buyer for each such community.
5. **NO CREATION OF AGENCY RELATIONSHIP OR PARTNERSHIP.** Agent/Broker understands and agrees that this Registration Form does not create an agency relationship or partnership between Seller and Agent/Broker. Under no circumstance is Agent/Broker authorized to act for or to assume any obligation or responsibility on Seller's behalf. Seller and Agent/Broker agree that it is not the parties' intention to create by this form or the Contract, and neither this Registration Form or the Contract should operate or be construed to create, a principal-agent relationship or partnership between Seller and Agent/Broker or any other relationship whereby Seller shall be liable for the acts or omissions of Agent/Broker.
6. **INDEMNITY.** Agent/Broker agrees to defend, indemnify and hold harmless Seller of and from any claims or causes of action, whatsoever, brought against Seller by any person or entity, including, but not limited to, the Buyer or any other prospective or actual purchasers of a home from Seller and who is represented by Agent/Broker as a result of, arising from, and/or in connection with any act or omission of Agent/Broker, including all employees, associates, agents, or independent contractors of Agent/Broker, which such claims include, but are not necessarily limited to, claims for misrepresentation or fraud.
7. **ENTIRE AGREEMENT. BY AGENT/BROKER'S EXECUTION BELOW, AGENT/BROKER ACKNOWLEDGES THAT AGENT/BROKER HAS READ AND UNDERSTOOD THIS REGISTRATION FORM AND THAT SELLER HAS NOT MADE AND AGENT/BROKER HAS NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION, OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS REGISTRATION FORM OR OTHER WRITTEN AGREEMENT BETWEEN THE PARTIES.**

AGENT/BROKER:

DocuSigned by:
Jason Green
6DF9C9468F8F400...

6/20/2024

Broker Agent: Jason Green — Date

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

6/21/2024

Buyer: Arrived Holdings, Inc — Date

Initials DS JT — 6/21/2024
Buyer — Date

D·R·HORTON® America's Builder

COMMISSION AGREEMENT

This Commission Agreement (this "**CA**"), is executed in conjunction with the Real Estate Purchase Contract (the "**Contract**") between Buyer and Seller, as defined therein, for the Property with an address of 5726 Selah St, SPRINGDALE, AR 72764 as further defined in the Contract. All terms defined in the Contract shall have the same meanings when used in this CA. To the extent of any conflicts between the Contract, the terms of this CA, and any other addenda, the terms of this CA shall control. Buyer, Seller, and the Agent/Broker (defined below) agree that this CA is not part of the Contract.

1. **REAL ESTATE COMMISSION.** Pursuant to the Contract or other relevant agreements, as applicable, Buyer's real estate agent/broker (the "**Agent/Broker**") will be paid a Broker's Commission in connection with the purchase of the Property. As used herein, the term "Broker's Commission" includes all commissions, fees, incentives and bonuses to be received by the Agent/Broker in connection with the Contract. The Broker's Commission is only earned and payable upon closing and funding pursuant to the terms of the Contract.
2. **RECEIVING PARTY.** By executing this CA, all parties hereby confirm and represent that all Broker's Commission will be paid to the Agent/Broker and/or as shown on the closing documents and that no Broker's Commission (or portion thereof) or any other inducement (monetary or otherwise) will be paid or given to any third party, including the Buyer.
3. **CHANGE OF CIRCUMSTANCES.** In the event that a change of circumstance arises where the terms of this CA are to change, Agent/Broker agrees to contact Seller in writing to execute an alternative agreement as necessary.
4. **ENTIRE AGREEMENT. BY BUYER'S AND AGENT/BROKER'S EXECUTION BELOW, BUYER AND AGENT/BROKER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THIS CA AND THAT SELLER HAS NOT MADE AND THEY HAVE NOT RELIED UPON ANY ORAL AGREEMENT, STATEMENT, REPRESENTATION OR OTHER PROMISE THAT IS NOT EXPRESSED IN WRITING IN THIS CA OR ELSEWHERE IN THE CONTRACT.**

REAL ESTATE CERTIFICATION

We, the borrower, seller, and the selling real estate agent or broker involved in the sales transaction certify by our signatures below that the terms and conditions of the sales contract are true to the best of our knowledge and belief, and that any other agreement entered into by any of these parties in connection with the real estate transaction is part of, or attached to, the sales agreement.

BUYER:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
34FE2B8C531E49A...

6/21/2024

Buyer: Arrived Holdings, Inc Date

SELLER:

D. R. Horton of NW Arkansas, LLC, a Delaware Limited Liability Company

DocuSigned by:
Scott R Partlow
8A593A75C0D1495...

6/22/2024

Scott R Partlow Date

Officer, D.R. Horton

AGENT/BROKER:

DocuSigned by:
Jason Green
6DF9C9468F8F400...

6/20/2024

Broker Agent: Jason Green Date

Initials DS JT 6/21/2024
Buyer Date

DocuSign

Certificate Of Completion

Envelope Id: E7654511774F4B4FB7E5DE948DDAFAD4		Status: Completed
Subject: Purchase Agreement for Property at 5726 Selah St,		
Source Envelope:		
Document Pages: 38	Signatures: 23	Envelope Originator:
Certificate Pages: 6	Initials: 28	Home Sales
AutoNav: Enabled		1341 Horton Circle
EnvelopeId Stamping: Enabled		Arlington, TX 76011
Time Zone: (UTC-06:00) Central Time (US & Canada)		noreply-edocs@drhorton.com
		IP Address: 199.36.190.2

Record Tracking

Status: Original 6/20/2024 1:39:19 PM	Holder: Home Sales noreply-edocs@drhorton.com	Location: DocuSign

Signer Events	Signature	Timestamp
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns Jeff@arrivedhomes.com Security Level: .Email 6/21/2024 2:31:47 PM	DocuSigned by: Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns 34FE2B8C531E49A... Signature Adoption: Pre-selected Style Using IP Address: 184.182.124.143	Sent: 6/20/2024 1:39:23 PM Resent: 6/20/2024 8:47:30 PM Resent: 6/21/2024 2:09:27 PM Viewed: 6/21/2024 2:31:55 PM Signed: 6/21/2024 2:32:52 PM
Electronic Record and Signature Disclosure: Accepted: 6/20/2024 8:49:20 PM ID: 82ffa319-c7fd-4e59-9fcf-bcafab195279		
Jason Green jason@sfrrealty.com Security Level: .Email 6/20/2024 1:40:11 PM	DocuSigned by: Jason Green 6DF9C9468F8F400... Signature Adoption: Pre-selected Style Using IP Address: 68.224.9.159	Sent: 6/20/2024 1:39:23 PM Viewed: 6/20/2024 1:41:02 PM Signed: 6/20/2024 1:41:11 PM
Electronic Record and Signature Disclosure: Accepted: 6/20/2024 1:41:02 PM ID: f265b299-96bc-4139-93bb-dd7a53bb1f80		
Scott R Partlow [redacted] Security Level: https:.PaperDocuments ID: 00000000-0000-0000-0000-000000000000 6/22/2024 9:55:02 AM	DocuSigned by: Scott R Partlow 8A593A75C0D1495... Signature Adoption: Pre-selected Style Using IP Address: 167.224.139.227	Sent: 6/20/2024 1:39:23 PM Resent: 6/22/2024 4:55:00 PM Viewed: 6/22/2024 4:55:11 PM Signed: 6/22/2024 4:55:39 PM
Electronic Record and Signature Disclosure: Accepted: 6/22/2024 4:55:11 PM ID: 6b09d8da-3703-487b-9457-129c211a4082		
Luis Sandoval [redacted] Security Level: https:.PaperDocuments ID: 00000000-0000-0000-0000-000000000000 6/20/2024 6:39:42 AM	DocuSigned by: Luis Sandoval 1DB289000F9047D... Signature Adoption: Pre-selected Style Using IP Address: 207.183.147.244	Sent: 6/20/2024 1:39:22 PM Viewed: 6/20/2024 1:39:50 PM Signed: 6/20/2024 1:40:07 PM
Electronic Record and Signature Disclosure: Accepted: 6/20/2024 1:39:50 PM ID: f0d22269-c220-40d9-a0d8-67d5a3f488ec		

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Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	6/20/2024 1:39:23 PM
Envelope Updated	Security Checked	6/20/2024 8:47:30 PM
Envelope Updated	Security Checked	6/21/2024 2:09:26 PM
Envelope Updated	Security Checked	6/22/2024 4:54:59 PM
Envelope Updated	Security Checked	6/22/2024 4:54:59 PM
Certified Delivered	Security Checked	6/20/2024 1:39:50 PM
Signing Complete	Security Checked	6/20/2024 1:40:07 PM
Completed	Security Checked	6/22/2024 4:55:39 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT

D.R. Horton, America's Builder (hereinafter "we," "us" or the "Company") is required by law to provide you certain written notices and disclosures about your home purchase contract (collectively, "Disclosures"). Set forth below are the terms and conditions for providing Disclosures to you electronically. In addition, we provide you with the option of electronically executing, through the DocuSign, Inc. ("DocuSign") electronic signing system ("DocuSign System"), all documents comprising your home purchase contract including, but not limited to, the home purchase contract and related contract addenda, Disclosures, amendments and change orders (hereinafter referred to as "Your Contract"). The terms and conditions regarding such electronic signature are also set forth below.

Please read carefully and thoroughly the information below. If you can access this information electronically, to your satisfaction, and agree to receive Disclosures electronically and to execute Your Contract with us electronically through the DocuSign System, in accordance with these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. If you do not agree, you will receive Disclosures in paper format, and you will be required to sign paper copies of Your Contract in ink. If Your Contract and Disclosures are provided to you in paper format, there will be no charge or expense to you. The terms and conditions set forth below and your agreement to these terms and conditions will apply to all transactions related to Your Contract conducted between you and the Company through the DocuSign System. **You are not required to receive or execute documents comprising Your Contract electronically.**

Right to Obtain Paper Copies

At any time, you may request from us a paper copy of Your Contract or Disclosures that we previously made available to you electronically. You will have the ability to download and print documents that we send to you through the DocuSign System during, and immediately after, a signing session and, if you elect to create a DocuSign signer account, you may access such documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you a paper copy of any such document, you may request a paper copy from us by following the procedure described below under "Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company." We will not charge you any fees for one paper copy of any such requested document.

Right to Withdraw Your Consent

If you decide to receive Disclosures from us electronically and to execute Your Contract with us electronically through the DocuSign System, you may, at any time thereafter, change your mind and tell us that you now wish to receive Disclosures only in paper format and to execute Your Contract with an ink signature. How you must inform us of your decision to receive future Disclosures in paper format, execute Your Contract with an ink signature and withdraw your consent: (i) to receive Disclosures and (ii) to execute Your Contract electronically is described

below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract."

Consequences of Changing Your Mind

If you elect to receive required Disclosures only in paper format and execute Your Contract with an ink signature, it will slow the speed at which we can complete certain steps in the home purchase transaction with you and deliver certain related services to you because we must send the required Disclosures and Your Contract to you in paper format, and then wait until we receive your acknowledgment of your receipt of such paper Disclosures and Your Contract, including any required signatures.

All Disclosures Regarding Your Contract Will Be Sent to You Electronically

Unless you tell us otherwise in accordance with the procedures described herein, all Disclosures and Your Contract will be provided to you electronically through the DocuSign System. To reduce the chance of you inadvertently not receiving a Disclosure or a document comprising Your Contract, we prefer to provide all required Disclosures and Your Contract documents to you by the same method (electronically or in paper format) and, if electronically, to one email address. Thus, you can receive all Disclosures and Your Contract electronically or in paper format via mail. If you do not agree to electronic receipt, please let us know as described below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract." Please also see the paragraph immediately above that describes the consequences of electing not to receive Disclosures and Your Contract documents electronically.

Procedure to Contact the Company

You may send an email message, as described below, to support-edocs@drhorton.com: (i) to let us know of any changes as to how we may contact you electronically, (ii) to request paper copies of certain information from us, and (iii) to withdraw your prior consent to receive Disclosures and execute Your Contract electronically.

Procedure to Advise the Company of Your New Email Address

To let us know of a change in the email address where you wish to receive Disclosures and Your Contract electronically, you must send an email message to support-edocs@drhorton.com. In the body of such request, you must state: your previous email address and your new email address. We do not require any other information from you to change your email address.

In addition, you must notify DocuSign to arrange for your new email address to be reflected in your DocuSign account by following the process for changing an email address in the DocuSign System.

Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company

To request delivery from us of a paper copy of any Disclosure previously provided to you electronically or any document comprising Your Contract that you executed electronically, you must send an email to support-edocs@drhorton.com and in the body of such request you must state your email address, full name, US Postal address, telephone number and property address for the home you are purchasing or have purchased.

Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract

To inform us that you no longer wish to receive future Disclosures in electronic format or that you have changed your mind regarding the use of the DocuSign System to execute Your Contract electronically, you must either:

i. decline to sign Your Contract within your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or

ii. send an email to support-edocs@drhorton.com and, in the body of such request, state your email address, full name, U.S. Postal address, telephone number and property address for the home you are purchasing or have purchased. We do not need any other information from you to withdraw your consent.

As a result of your consent withdrawal, you will no longer be able to use the DocuSign System to receive Disclosures electronically or to sign Your Contract electronically. Withdrawal of your consent will not, however, affect the legal validity and enforceability of any Disclosure that you previously received electronically or of any documents that comprise Your Contract that you previously executed electronically. Any withdrawal of your consent will be effective immediately. We will not charge you a fee for withdrawal of your consent.

Required* Hardware and Software

Operating Systems:	Windows® XP, Windows Vista®; Windows 7; Mac OS® X
Browsers:	Final release versions of Internet Explorer® 7.0 or above (Windows only); Mozilla Firefox 3.0 or above (Windows and Mac); Safari™ 3.0 or above (Mac only); Google Chrome 5.0 or above.
Mobile Signing:	Apple iOS 4.0 or above; Android 2.2 or above.
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	1024 x 768 minimum
Enabled Security Settings:	Allow per session cookies

*These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging Your Access and Consent to Receive Materials Regarding Your Contract Electronically and Execute Your Contract Electronically

To confirm to us that you can access this information electronically, which will be similar to other Disclosures and documents comprising Your Contract that we will provide to you, please verify, by clicking the "I agree" button below, that: (i) you were able to read this electronic disclosure and that you also were able to print this page on paper or electronically save it for your future reference and access or (ii) that you were able to email this disclosure to an address where you will be able to print it on paper or save it for your future reference and access. Further, if you consent to receiving Disclosures in electronic format and to execute Your Contract through the DocuSign System on the terms and conditions described above, please let us know by clicking the "I agree" button below.

By checking the "I agree" box, I confirm that:

- **I can access and read this electronic CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT; and**
- **I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and**
- **Until or unless I notify the Company as described above, I consent to receive and to execute through electronic means, all Disclosures and all Your Contract documents.**